As filed with the Securities and Exchange Commission on February 11, 2002

                                                      Registration No. 333-52414

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 6
                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       WIN OR LOSE ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                       6770                    59-3685745
      (State or other              (Primary Standard          (I.R.S. Employer
      jurisdiction of          Industrial Classification    Identification No.)
     incorporation or                 Code Number)
       organization)

                             1268 Bayshore Boulevard
                             Dunedin, Florida 34698
                                 (727) 738-5838

                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                                 Sally A. Fonner
                             1268 Bayshore Boulevard
                             Dunedin, Florida 34698
                                 (727) 738-5838

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                 WITH COPIES TO:

    John L. Petersen, Esq.                           J. David Washburn, Esq.
       Petersen & Fefer                                Arter & Hadden LLP
     Chateau de Barbereche                        1717 Main Street, Suite 4100
 Switzerland 1783 Barbereche                        Dallas, Texas 75201-4605
       41(0)26-684-0500                                  (214) 761-4309
Voicemail and Facsimile: (281) 596-4545              Facsimile (214) 741-7139
       jlp@ipo-law.com                            david.washburn@arterhadden.com

       Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: X

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.

       If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.

       If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                 Registration Fee Calculation on Following Page

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
   Title of Each Class of                                               Proposed Maximum
                                                                       ------------------
-------------------------------------------------------------------------------------------------------------------
===================================================================================================================
        Securities to                        Amount to be       Offering Price        Aggregate     Registration
-------------------------------------------------------------------------------------------------------------------
===================================================================================================================
        be Registered                         Registered         Per Share (1)      Offering (1)        Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value:
   To be sold to the public for cash            600,000               $0.25             $150,000         $37.50
   To be offered by selling stockholders (2)  2,000,000               $0.25             $500,000        $125.00
   To be issued for future acquisitions (3)  13,000,000               $0.25           $3,250,000        $812.50
-------------------------------------------------------------------------------------------------------------------
Total                                                                                                   $975.00
===================================================================================================================
-------------------------------------------------------------------------------------------------------------------
Previously paid                                                                                         $990.00
                                                                                                        -------
===================================================================================================================
Overpayment (4)                                                                                          $15.00

     (1) Estimated solely for purposes of computing the registration fee pursuant to Rule 457.

     (2) If the contract price of the founders' shares exceeds $.25 per share, we will recalculate the registration fee in accordance with Rule 457 and pay an additional fee at the time of our post-effective amendment.

     (3) If the contract price of the acquisition shares exceeds $.25 per share, we will recalculate the registration fee in accordance with Rule 457 and pay an additional fee at the time of our post-effective amendment.

     (4) If we are required to pay an additional filing fee in connection with our post-effective amendment for the Rule 419 reconfirmation offering, we will offset the overpayment as a credit against such filing fees. We will not seek a refund of the overpayment.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


                                EXPLANATORY NOTE

       This registration statement relates to a continuous and integrated offering of securities that will require the use of at least three different forms of prospectus:

o Our first prospectus is included in this registration statement and will be used in connection with our offering of common stock to the public for cash pursuant to Rule 419; our initial discussions with potential targets; and our selling stockholders initial discussions with advisors and potential targets.

o Upon completion of our cash offering, we will file a post-effective amendment to this registration statement containing a second prospectus that provides information on the results of our cash offering, the number of purchasers, the proceeds received and the expenses paid. The second prospectus will be used in connection with our negotiations with potential targets and our selling stockholders negotiations with advisors and potential targets.

o Our third prospectus will be included in a post-effective amendment to this registration statement that will be filed after the execution of a letter of intent relating to a specific business combination. The third prospectus will be used to finalize the terms of a proposed business combination and formally offer our securities to the persons who will receive acquisition shares or purchase founders shares.

o If possible, we will integrate the prospectus for our Rule 419 reconfirmation offering in the third prospectus. If the complexity of a transaction makes such integration undesirable, we will prepare a fourth prospectus for use in connection with our reconfirmation offering.

Preliminary Prospectus                                     Subject to Completion

                       Win or Lose Acquisition Corporation

                        15,600,000 shares of common stock

       We are a "blank check company" as defined in Securities and Exchange Commission Rule 419. This is an initial public offering of our stock. The purpose of this offering is to create a "public shell" that will attempt to enter into a business combination with an unidentified privately held company.

       We are offering 600,000 shares at a price of $0.25 per share. This is a "self-underwritten" offering, which means that our officers will offer our shares directly to the public without the assistance of an underwriter.

       Our registration statement includes 13,000,000 acquisition shares that we may offer to issue in connection with a business combination. It also includes 2,000,000 founders' shares that our officers may offer to resell to advisors to our company, owners of a target, participants in a business combination and others. We will receive property in exchange for acquisition shares but will not receive any proceeds from the resale of founders' shares.

       We will conduct the cash portion of our offering on an "all or none" basis. If we do not receive subscriptions for 600,000 shares within 90 days, we will terminate this offering and promptly return all subscription funds to investors, together with any interest we earn on those funds during the offering period.

       All subscription funds will be deposited in escrow with First Union National Bank upon receipt. We refer to this escrow as the "Rule 419 escrow." When we have received subscriptions for all 600,000 shares ($150,000), 10% of the offering proceeds ($15,000) will be released to us. Concurrently, our founders will contribute $15,000 of their personal funds to the Rule 419 escrow. The $150,000 that remains on deposit in the Rule 419 escrow will be held for the sole benefit of the cash investors until we negotiate a business combination and comply with the disclosure, reconfirmation and closing requirements of Rule 419.

       We will deposit all stock certificates in the Rule 419 escrow upon issuance. If we negotiate a business combination you will be given the opportunity to either reconfirm your investment or receive a full refund of your investment. If you accept our reconfirmation offering, you will be required to retain ownership of at least 100 shares until the earlier of (a) six months after the closing of the business combination, or (b) the listing of the stock of the combined companies on the Nasdaq system. There has never been a public market for our shares.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.
            Any representation to the contrary is a criminal offense.

   Investing in our shares is extremely speculative. The offering described in this prospectus involves a very high degree of risk. Persons who cannot afford to lose their entire investment should not consider an investment in our shares. See "Risk Factors" beginning on page 4.

===================================================================================================================
                                                                       Per Share                        Total
-------------------------------------------------------------------------------------------------------------------
Public offering price                                                    $0.25                        $150,000
Underwriting discounts (1)                                                 $--                             $--
                                                                           ---                             ---
Proceeds, before expenses, to us                                         $0.25                        $150,000
===================================================================================================================

     (1) We will not pay underwriting discounts in connection with our cash offering, but may pay finders' fees, commissions and other remuneration in connection with a business combination.

       The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement we filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this prospectus is February __, 2002

       We are offering the shares subject to prior sale, the requirements of Securities and Exchange Commission Rule 419 and the approval of certain legal matters by counsel. We reserve the right to withdraw, cancel or modify this offering at any time and to reject any subscription in whole or in part.

                                TABLE OF CONTENTS

Prospectus Summary............................................................1

Summary Financial Information.................................................3

Risk Factors..................................................................4

     Risks for All Investors..................................................4

       o The prior experience of our president highlights the inherent risks of our business strategy. Even if we negotiate and close a business combination, an active, stable, liquid and sustained public market for the stock of the combined companies may never develop.

       o      Our officers do not have any experience with Rule
              419 transactions that you can use to evaluate our company's future potential.

       o You will not have access to your money for up to 18 months from the date of this prospectus.

       o Our Rule 419 escrow will not generate substantial interest income and the combined companies will keep the interest if our stockholders accept our reconfirmation offer.

       o You will not be able to sell, pledge or transfer your shares until we complete a business combination.

       o You will be required to retain ownership of at least 100 shares for up to six months after we complete a business combination.

       o We will not be able to obtain additional financing until we have completed a business combination.

       o Time pressures may increase the risk that we will truncate our due diligence procedures, lower our expectations or liberalize our selection standards.

       o      Our reconfirmation offering will be a one time
              "take it or leave it" proposition.

       o You may not be able to rely on the collective business judgment of our other investors.

       o If you reconfirm your investment, you will pay a cash price per share that is much higher than the average cash price paid by our insiders.

       o Our officers will be able to approve all corporate actions without your consent.

       o We expect a business combination to result in a change in control and our current officers will not have any power to influence the decisions of the combined companies.

       o The personal pecuniary interests of our founders may conflict with their fiduciary duties.

       o All of our officers are engaged in other business activities and will face conflicts of interest in allocating their time between our company and their other business affairs.

       o If we lose the services of Mr. Petersen, we may be unable to pay the fees of outside legal counsel.

       o The bulk of our outstanding shares and all the shares we plan to issue are included in our registration statement.

       o Our regulatory status may make a business combination more complex and expensive.

       o There has never been a public market for our shares and such a market may never develop.

       o The stock of the combined companies is likely to be subject to the SEC's penny stock regulations, which may discourage brokers from effecting transactions in the stock.

     Additional Risks for Owners of Potential Targets.........................7

       o You should expect increased regulatory scrutiny and a high degree of skepticism from the financial community if you enter into a business combination with our company.

       o You should not consider a business combination with our company if you currently need additional capital, or will require additional capital within 12 to 18 months.

       o You should not consider a business combination with our company if you are seeking short-term investment liquidity for corporate insiders.

       o A business combination with our company will probably not be less expensive than an IPO.

       o The stock of the combined companies will not qualify for an immediate Nasdaq listing and may never qualify for such a listing.

       o We are not investment bankers and you will need to devote substantial time, effort and expense to the development of an active trading market for the stock of the combined companies.

       o Our current stockholders are likely to be "sellers" of shares and the availability of large quantities of stock may impede the development of a trading market or make the market more volatile.

       o If the combined companies are successful, there may not be enough shares available.

This Prospectus Includes Forward Looking Statements...........................8

This Offering is Subject to Securities and Exchange Commission Rule 419.......9

Use of Proceeds..............................................................11

Arbitrary Determination of Offering Price....................................12

Dilution.....................................................................12

Capitalization...............................................................13

Managements' Discussion and Analysis of
     Financial Condition and Results of Operations...........................14

Proposed Business............................................................15

Management...................................................................21

Principal Stockholders.......................................................27

Certain Transactions.........................................................27

Description of Securities....................................................28

Plan of Distribution
     Self-Underwritten Offering..............................................29
     Initial Public Offering.................................................30
     Offering of Acquisition Shares..........................................31
     Offer and Sale of Founders' Shares by Selling Stockholders..............32

Shares Eligible for Future Sale..............................................33

Experts......................................................................34

Legal Matters................................................................34

Where You Can Find Additional Information....................................35

Index to Financial Statements...............................................F-1

Instructions for Investors..................................................S-1

Subscription Agreement......................................................S-1
















 .........Until 90 days after the date when the subscription funds and stock certificates are released from the Rule 419 escrow, all dealers that effect transactions in our shares, whether or not participating in this offering as underwriters, may be required to deliver a prospectus.

                            Copyright (C) 2001, 2002
                       Petersen & Fefer, Attorneys at Law
             THIS DERIVATIVE WORK HAS BEEN CREATED WITH PERMISSION.
                         ALL OTHER RIGHTS ARE RESERVED.

                               PROSPECTUS SUMMARY

       You should read the entire prospectus carefully, including the risk factors and financial statements. Unless we tell you otherwise, this prospectus gives retroactive effect to a December 2001stock dividend.

       We are a "blank check company." We have not engaged in any business activities to date and we have no specific plans to engage in any particular business in the future. The purpose of this offering is to create a "public shell" that will attempt to enter into a business combination with an unidentified privately held company. We refer to acquisition candidates as "targets" in this prospectus.

       We believe the owners of a target may conclude that a business combination with our company is a reasonable alternative to an initial public offering or "IPO." Our belief is based on the experience of our officers in similar transactions between private companies and public shells. We have not commenced our search for a potential target and will not restrict our search to any particular industry. There can be no assurance that we will be able to identify a suitable target or negotiate a business combination on acceptable terms. Our business plan is entirely contingent on the successful completion of this offering.

       Our address is 1268 Bayshore Blvd., Dunedin, Florida 33698. Our Telephone number is (727) 738-5838.

The Offering

       We will offer 600,000 shares to the public at $0.25 per share, for total cash proceeds of $150,000. Investors must subscribe for a minimum of 1,000 shares ($250) and may subscribe for a maximum of 10,000 shares ($2,500). If we do not receive subscriptions for all 600,000 shares within 90 days, we will terminate the offering and return all subscription funds to investors, together with any interest earned during the offering period.

       Our registration statement includes 13,000,000 acquisition shares that we may offer to issue in connection with a business combination. It also includes 2,000,000 founders' shares that our officers may offer to resell to advisors to our company, owners of a target, participants in a business combination and others. We will receive property in exchange for acquisition shares but will not receive any proceeds from the resale of founders' shares.

       You will not receive a stock certificate or be permitted to sell your shares until we negotiate a business combination and comply with the disclosure, reconfirmation and closing requirements of Rule 419. If we negotiate a business combination and you accept our reconfirmation offering, you will be required to retain ownership of at least 100 shares until the earlier of (a) six months after the closing of the business combination, or (b) the listing of the stock of the combined companies on the Nasdaq system.

       The stock of the combined companies will not qualify for an immediate Nasdaq listing and may never qualify for such a listing. However, we expect the stock of the combined companies to qualify for listing on the OTC Bulletin Board, an automated inter-dealer quotation system for equity securities that do not qualify for inclusion in the Nasdaq system. If a public market for our shares develops, it is likely to be illiquid and volatile.

Rule 419 Safeguards

       If we complete our cash offering, $15,000, or 10% of the subscription proceeds, will be released to us. The remaining $135,000 in proceeds and any interest earned during the offering period will remain in the Rule 419 escrow. Our founders will contribute $15,000 to the Rule 419 escrow on the closing date. Therefore, a minimum of $150,000 will be held in the Rule 419 escrow for the sole benefit of the cash investors until we negotiate a business combination and comply with the disclosure, reconfirmation and closing requirements of Rule 419.

       We will deposit certificates for the 600,000 shares issuable to cash investors in the Rule 419 escrow on the closing date. The deposited stock certificates will be held in trust for the sole benefit of the cash investors until we comply with the requirements of Rule 419.

       We believe our search for a target will require months of investigation and evaluation. We also expect the negotiation of a business combination to be a time consuming process. You will not have access to your funds or any liquidity in your investment until we either complete a business combination or liquidate our company.

       When we negotiate a business combination, we will file a post-effective amendment to our registration statement that contains the information specified in Rule 419(e)(1). Within five days after the effective date of this post-effective amendment, we will mail an updated prospectus to each cash investor. You will then be given not less than 20 days and not more than 45 days to determine whether you want to reconfirm your investment. Within five days after the completion of our reconfirmation offering, the escrow agent will mail a refund check to each cash investor who does not reconfirm his investment in writing. The amount of the refund check will equal the full subscription price of our shares, plus a pro rata share of any accumulated interest.

       If all cash investors reconfirm their investments, the $15,000 our founders contribute to the Rule 419 escrow will be released to our company and accounted for as an additional capital contribution. If we fail to negotiate a business combination or if our reconfirmation offering is not successful, then the $15,000 our founders contribute to the Rule 419 escrow will be distributed to the cash investors.

       Our Certificate of Incorporation requires the board of directors to promptly liquidate our company if we are unable to (a) negotiate a business combination within 15 months from the date of this prospectus, or (b) close a business combination within 17 months from the date of this prospectus. If these provisions become operative, each investor will receive two distributions. One will be a liquidating distribution from our company equal to his proportional share of our remaining assets. The other will be a distribution from the Rule 419 escrow equal to the full subscription price of our shares, plus a pro rata share of any accumulated interest.

Rule 419 Acquisition Plan

       We will promptly begin our search for a target. We have included the following additional shares in our registration statement to facilitate a business combination:

        13,000,000  acquisition shares that we may offer to issue in connection with a business combination;

         2,000,000  founders' shares that our officers may offer to advisors to our company, owners of a target, participants in a business combination and others.

         The following example provides summary forward-looking information on the potential ownership of our company assuming that (a) all of the acquisition shares are issued to the owners of a target in connection with a business combination, (b) a total of 1,800,000 founders shares are sold to the owners of the target, and (c) a total of 200,000 founders' shares are sold to advisors and other participants in a business combination.

                                                      Original      Stock issuances  Potential future    Percent
Our Founders                                          holdings        and (sales)        ownership      of total
Stock currently outstanding                          2,400,000
Shares sold to advisors                                                 (200,000)
Shares sold to owners of the target                         --        (1,800,000)
                                                            --        -----------
Total                                                2,400,000        (2,000,000)         400,000          2.50%

Investors in this offering                                  --           600,000          600,000          3.75%

Advisors to our company                                     --           200,000          200,000          1.25%

Owners of the target
Founders' shares purchased                                  --         1,800,000
Acquisition shares received                                 --        13,000,000
                                                                      ----------
Total                                                                 14,800,000       14,800,000         92.50%
                                                                                       ----------         ------

Shares outstanding after business combination                                          16,000,000        100.00%
                                                                                       ==========        =======

         Our officers have broad discretion to structure a business combination and establish terms for the resale or other transfer of founders' shares. The prospectus for our reconfirmation offering will describe all transactions involving the issuance of acquisition shares and the resale or other transfer of founders' shares.

                          SUMMARY FINANCIAL INFORMATION

Summary Statement of Operations Data

         The following table presents summary information on our results of operations for the one-month period December 1, 2000 (Inception) through December 31, 2000, the year ended December 31, 2001 and the period from inception through December 31, 2001. This data is qualified in its entirety by our financial statements.

                                                                        December 1, 2000        December 1, 2000
                                                  Year Ended           (Inception) through     (Inception) through
                                               December 31, 2001        December 31, 2000       December 31, 2001
                                                   (Audited)                (Audited)               (Audited)
Organization costs                                                            $7,215                 $ 7,215
Operating expenses                                    $3,072                  $1,000                 $ 4,072
Net income (loss)                                    ($3,072)                ($8,215)               ($11,287)
Net Income (loss) per common share                    ($0.00)                 ($0.00)                 ($0.01)
Number of common shares outstanding                2,000,000               2,000,000               2,000,000

Summary Balance Sheet Data

         The following table presents summary information on our financial condition at December 31, 2001. The table also presents as adjusted information that gives retroactive effect to the completion of our public offering of shares for cash on an all or none basis. This data is qualified in its entirety by our financial statements.

                                                                                                As adjusted for
                                                                        December 31, 2001        the proceeds of
                                                                            (Audited)             this offering
Cash in banks (1)                                                           $ 38,426                $ 45,000 (2)
Deferred offering costs (3)                                                  110,349 (4)             137,349 (5)
                                                                            --------                --------
Total assets                                                                $148,775                $182,349
                                                                            ========                ========

Total Liabilities                                                                $--                     $--
Common stock (6)                                                               2,400                   3,000
Additional paid-in capital                                                   157,662                 190,636 (7)
Deficit accumulated during
   the development stage                                                     (11,287)                (11,287)
                                                                            ---------               ---------
Total stockholders' equity                                                  $148,775                $182,349
                                                                            ========                ========

(1) The funds in the Rule 419 escrow will not become an asset of our company until we comply with Rule 419.

(2) Reflects our receipt of $15,000 in offering proceeds and our payment of $8,426 in additional offering costs.

(3) Deferred offering costs will be carried as an intangible asset until we complete a business combination.

(4) We incurred $110,349 in offering costs prior to December 31, 2001. Our company paid $5,002 of these costs and our founders paid or agreed to pay $105,347 from their personal funds.

(5) We expect to incur approximately $27,000 in additional offering costs. Our company will pay $8,426 of the additional offering costs and our founders will pay any excess from their personal funds.

(6) Based on 2,400,000 shares on December 31, 2001 and 3,000,000 shares after completion of our cash offering.

(7) Reflects $14,400 in additional paid-in capital from the proceeds of this offering and $18,574 in additional paid-in capital from the payment of certain offering costs by our founders.

                                  RISK FACTORS

         Our shares are extremely speculative and the offering described in this prospectus involves a very high degree of risk. In fact, we believe that a public offering by a blank check company is one of the most speculative investments available. You should carefully consider the risks described below and the other information in this prospectus before making an investment decision. You should not subscribe to purchase our shares if you cannot afford to lose your entire investment.

Risks for Cash Investors

       The prior experience of our president highlights the inherent risks of our business strategy. Even if we negotiate and close a business combination, an active, stable, liquid and sustained public market for the stock of the combined companies may never develop.

       Sally A. Fonner, our president, has previously served as the sole officer and director of five inactive public shells that effected business combinations with private companies. In each of these transactions, the stock of the combined companies has only qualified for listing on the OTC Bulletin Board, trading has not been active, liquid or sustained and the market prices have been volatile. Even if we negotiate and close a business combination, an active, stable, liquid and sustained public market for the stock of the combined companies may never develop. Investors are encouraged to review the available information on these prior transactions.

       Our officers do not have any experience with Rule 419 transactions that you can use to evaluate our company's future potential.

         Transactions under Rule 419 are considerably more complex than other shell transactions. Our officers do not have any experience with Rule 419 transactions and their prior experience in simple shell transactions may not be a reliable indicator of their ability to complete a business combination that is subject to the requirements of Rule 419. There is no assurance that we will negotiate a business combination or that our reconfirmation offering will be successful. If we fail to accomplish either of these goals, you will only receive your pro rata share of (a) the funds on deposit in the Rule 419 escrow and (b) our liquidating distributions, if any.

       You will not have access to your money for up to 18 months from the date of this prospectus.

       Investors have no right to withdraw their money from the Rule 419 escrow. If you subscribe to purchase our shares, you will be committing your money for up to 18 months with no assurance that we will be successful.

         Our Rule 419 escrow will not generate substantial interest income and the combined companies will keep the interest if our stockholders accept our reconfirmation offer.

       The funds in the Rule 419 escrow may only be invested in insured bank deposits, open-end money market funds, or short-term U.S. Government securities. These types of investments typically yield far less than other investments and interest income on the Rule 419 escrow is not expected to be substantial. You will be required to include your proportional share of any accrued interest in your taxable income. If we negotiate a business combination and you reconfirm your investment, your proportional share of the accumulated interest will be retained by the combined companies and your tax basis in our shares will be increased by a like amount.

       You will not be able to sell, pledge or transfer your shares until we complete a business combination.

       Your stock certificates will be deposited in the Rule 419 escrow on the closing date and held by the escrow agent until we close a business combination. You will not be able to sell, pledge or transfer your shares until we have completed a business combination and the escrow agent has mailed your stock certificates to you.

       You will be required to retain ownership of at least 100 shares for up to six months after we complete a business combination.

       The terms of our subscription agreement require each investor to retain ownership of at least 100 shares until the earlier of (a) six months after the completion of a business combination, or (b) the listing of the stock of the combined companies on the Nasdaq system. A listing on the OTC Bulletin Board or the Pink Sheets will not satisfy the foregoing listing requirement. When our shares are released from the Rule 419 escrow, you will receive two stock certificates: one for 100 shares and a second for the balance of your shares. The certificate for 100 shares will be imprinted with a restrictive legend that describes the applicable limitations on transfer.

       We will not be able to obtain additional financing until we have completed a business combination.

       Upon completion of the cash offering, our total cash resources will be approximately $45,000. We will not be able to obtain additional financing until we have completed a business combination. If we spend our available cash before we complete a business combination, we may be forced to abandon our business plan, liquidate our company and return the funds in the Rule 419 escrow to investors.

       Time pressures may increase the risk that we will truncate our due diligence procedures, lower our expectations or liberalize our selection standards.

       Our Certificate of Incorporation requires the board of directors to promptly liquidate our company if we are unable to (a) negotiate a business combination within 15 months from the date of this prospectus, or (b) close a business combination within 17 months from the date of this prospectus. This will increase the risk that we will truncate our due diligence procedures, lower our expectations or liberalize our selection standards over time.

       Our reconfirmation offering will be a one time "take it or leave it" proposition.

       We must conduct our reconfirmation offering as soon as we negotiate a business combination where the fair value of the business to be acquired exceeds $3,120,000; calculated as 80% of the proceeds from the sale of all shares included in our registration statement. If we select a target and make a reconfirmation offering that is not accepted by the requisite percentage of our investors, we will be required to refund the money in the Rule 419 escrow. Therefore, our reconfirmation offering will be a one time "take it or leave it" proposition.

       You may not be able to rely on the collective business judgment of our other investors.

       Rule 419 does not establish a fixed percentage of investors that must reconfirm their subscriptions. Instead, it only requires that our prospectus disclose the reconfirmation threshold negotiated by the parties. If a proposed transaction provides for a relatively low reconfirmation threshold, you may not be able to rely on the collective business judgment of a large number of other investors in making your reconfirmation decision. Conversely, if a proposed transaction provides for a relatively high reconfirmation threshold, other investors may have the power to overrule your affirmative investment decision.

       If you reconfirm your investment, you will pay a cash price per share that is much higher than the average cash price paid by our insiders.

       After giving effect to all of their anticipated contributions, the average cash price paid by "insiders" will be approximately $0.08 per share. If we negotiate a business combination and you reconfirm your investment, you will pay $0.25 per share, an amount that is much higher than the average cash price paid by "insiders."

       Our officers will be able to approve all corporate actions without your consent.

       After this offering, our officers will own 80% of our voting stock. Therefore, they will have both the executive and voting power to approve all corporate actions without the consent of any other stockholders.

       We expect a business combination to result in a change in control and our current officers will not have any power to influence the decisions of the combined companies.

       We plan to issue up to 13,000,000 acquisition shares in connection with a business combination. Therefore we expect a business combination to result in a change in control. After a change in control, the owners of the target will have the right to appoint their own officers and directors, and our current officers will have no power to influence future decisions, seek a listing for our stock or take any other action to promote an active public market. There can be no assurance that we will be able to negotiate appropriate after-market support agreements or that any terms we negotiate will be effective. If the combined companies do not devote sufficient time and resources to developing and promoting an active trading market, you may be unable to sell your shares at any price.

       The personal pecuniary interests of our founders may conflict with their fiduciary duties.

       We have registered 2,000,000 founders' shares for resale. Our founders have agreed that they will not resell the founders' shares at a price that represents a premium to the comparable per share value received by our company. Nevertheless, it is likely that a business combination and the related resale of the founders' shares will result in the transfer of property to our company and the payment of cash to our founders. Therefore, the personal pecuniary interests of our founders may conflict with their fiduciary duties. Our company will not receive any proceeds from the sale of the founders' shares.

       All of our officers are engaged in other business activities and will face conflicts of interest in allocating their time between our company and their other business affairs.

       Our officers are not required to devote any specific amount of time to our business. Each of our officers is actively involved in other business pursuits and will face conflicts of interest in allocating their time between our company and their other business affairs. Such conflicts may cause unanticipated delays or prevent us from effecting a business combination.

       If we lose the services of Mr. Petersen, we may be unable to pay the fees of outside legal counsel.

       We expect that John L. Petersen, our general counsel, will represent our company in connection with a business combination and assist in drafting the post-effective amendments to our registration statement. We will not pay any cash fees to Mr. Petersen for his services. If Mr. Petersen fails to provide the required services in a timely manner, we may have insufficient cash to retain outside legal counsel to perform the required services.

       The bulk of our outstanding shares and all the shares we plan to issue are included in our registration statement.

       We have included the bulk our outstanding shares and all the shares we plan to issue in our registration statement. If we are successful, all shares held by cash investors, advisors to our company and other non-affiliated stockholders will be eligible for immediate resale, subject only to the rules and regulations of the SEC and any applicable contractual restrictions. If a substantial number of shares are offered for sale at the same time, the market price of the stock of the combined companies will be adversely affected.

       Our regulatory status may make a business combination more complex and expensive.

         This offering has been registered on Form S-1. Our decision to use this form may make compliance with the requirements of Rule 419 more difficult. All our future SEC filings must comply with the requirements of Regulations S-K and S-X, which can be more complex than their counterparts under Regulation S-B. Therefore, the owners of a potential target may decide that added cost of regulatory compliance will make our company less desirable than a competing public shell.

       There has never been a public market for our shares and such a market may never develop.

       There has never been a public market for our shares and such a market may never develop. No market makers have expressed any interest in our company and we do not intend to engage in discussions with potential market makers until we have negotiated a business combination. If a public market for the shares of the combined companies does not develop, you may be unable to resell your shares.

       The stock of the combined companies is likely to be subject to the SEC's penny stock regulations, which may discourage brokers from effecting transactions in the stock.

       Under applicable SEC regulations, shares of stock that (a) are issued by a company that has less than $5,000,000 in net tangible assets; (b) have a market price of less than $5 per share; and (c) are not included in the Nasdaq system or listed on a stock exchange are classified as "penny stock." The SEC's penny stock regulations impose significant restrictions on brokers who sell penny stock to persons other than established customers and accredited investors. The stock of the combined companies is likely to be subject to the penny stock regulations, which may discourage brokers from effecting transactions in the stock. This would decrease market liquidity, adversely affect market price and make it difficult for you to use the stock of the combined companies as collateral.

Additional Risks for Owners of Potential Targets

         You should expect increased regulatory scrutiny and a high degree of skepticism from the financial community if you enter into a business combination with our company.

         Blank check companies have been used as vehicles for fraud and manipulation in the penny stock market. Therefore, you should expect more regulatory scrutiny at the Federal and state level than you might otherwise encounter if you simply filed a registration statement for an IPO. Moreover, the financial community views shell transactions with a high degree of skepticism until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance. Increased regulatory scrutiny may increase your compliance costs and market skepticism may make it more difficult to establish an active trading market.

         You should not consider a business combination with our company if you currently need additional capital, or will require additional capital within 12 to 18 months.

         A business combination with our company will not give you immediate access to the capital markets. You should not consider a business combination with our company if you currently need additional capital, or will require additional capital within 12 to 18 months. Until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance, it will be very difficult, if not impossible, for the combined companies to raise additional capital. You cannot assume that additional capital will ever be available..

         You should not consider a business combination with our company if you are seeking short-term investment liquidity for corporate insiders.

         While the acquisition and founders' shares have been registered under the Securities Act, all shares held by affiliates of the target will be classified as "restricted securities" that were issued on the closing date of the business combination. These shares will not be eligible for resale for a period of one year after the closing date unless the resale is affected pursuant to an effective registration statement. You should not consider a business combination with our company if you are seeking short-term investment liquidity for corporate insiders.

         A business combination with our company will probably not be less expensive than a traditional IPO.

         We do not have access to any material financial resources other than our cash on hand and the cash in the Rule 419 escrow. Accordingly, a business combination with our company will probably not be less expensive for you than a traditional IPO. We expect you will expend substantial sums for:

o The fees of your lawyers and accountants who will bear primary responsibility for preparing the information that must be included in the prospectus for our reconfirmation offering;

o The costs of preparing and filing any additional registrations that may be necessary under state law to facilitate the closing of a business combination or the development of a trading market;

o        The costs of preparing and filing any listing applications; and

o The costs of preparing, filing and distributing regular reports under the Exchange Act, together with the specific stockholder reports required by Rule 419.

         We believe that a traditional IPO is a better alternative than a business combination with a public shell. If you have the ability to conduct an IPO, we encourage you to do so. If you are not in a position to conduct an IPO and you still want to go public, you should be aware that the process of effecting a business combination with a public shell is difficult, expensive and subject to numerous substantial risks that will make it very difficult to develop an active, liquid and sustained trading market for the stock of the combined companies.

         The stock of the combined companies will not qualify for an immediate Nasdaq listing and may never qualify for such a listing.

         Even if your company satisfies the stockholders equity and/or net income requirements for a Nasdaq listing, the combined companies must also meet the minimum distribution, active market maker and minimum market price requirements. There is no assurance that our Rule 419 offering will provide a sufficient number of stockholders to meet Nasdaq requirements. In addition, Nasdaq requires an established trading history of 90 days at a price that exceeds listing standards before it will approve a listing application. Therefore, the stock of the combined companies will have to begin trading on the OTC Bulletin Board, and wait to apply for a Nasdaq listing until all of the listing standards are satisfied. Because of the minimum distribution, active market maker and minimum trading price requirements, there can be no assurances that the stock of the combined companies will ever qualify for a Nasdaq listing.

         We are not investment bankers and you will need to devote substantial time, effort and expense to the development of an active trading market for the stock of the combined companies.

         We are not investment bankers and we have no ability to promote a public market for the stock of the combined companies. Therefore, you will need to devote substantial time, effort and expense to the development and maintenance of a trading market. If you are unwilling or unable to devote adequate resources to the development and maintenance of an active market, the market price for the stock will decline and such declines are likely to be permanent.

         Our current stockholders are likely to be "sellers" of shares and the availability of large quantities of stock may impede the development of a trading market or make the market more volatile.

         Our public stockholders will only have $0.25 per share at risk. If you enter into a business combination with our company, our public stockholders may be willing to sell their shares at a price that is far less than the minimum price required for a Nasdaq listing. In such an event, the market may have to absorb a substantial percentage of our outstanding stock before the market price stabilizes.

         If the combined companies are successful, there may not be enough shares available.

         Our capital structure has been designed to foster the development of an orderly trading market. However, if the combined companies are successful, the relatively small number of freely transferable shares may make it difficult to satisfy market demand. Our existing stockholders can be expected to maximize their personal benefit and if substantial quantities of our shares are withheld from the market, the supply and demand imbalances may drive the market price of the stock of the combined companies to unsustainable levels.


                            THIS PROSPECTUS INCLUDES
                           FORWARD-LOOKING STATEMENTS

       This prospectus includes forward-looking statements and information on a number of topics, including:

o      Our goals, our business plan and the availability of suitable targets;

o Our ability to locate a suitable target, conduct an adequate due diligence investigation and negotiate a reasonable business combination;

o      Our ability to execute our business plan within the restrictions of Rule
       419;

o The potential development of a public trading market for the stock of the combined companies; and

o Other topics that can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue," "believe" and other similar words.

       These statements are forward-looking and reflect our current expectations. They are subject to a number of risks and uncertainties, including the risk factors and other uncertainties described in this prospectus. We do not intend to update our forward-looking statements. In light of the many risks and uncertainties surrounding our business plan, prospective investors should be aware that we cannot provide any assurance that any of the forward-looking statements in this prospectus will prove to be accurate.

                           THIS OFFERING IS SUBJECT TO
                                    SECURITIES AND EXCHANGE COMMISSION RULE 419

       We are a "blank check company," as defined in Rule 419. This offering may be referred to as a "blind pool" because neither you nor we know what the business of our company will ultimately be. This section explains the requirements of Rule 419 and describes the procedures we will implement to insure compliance with the Rule.

Introduction to Rule 419

       Blank check companies have been used as vehicles for fraud and manipulation in the penny stock market. In response to a Congressional mandate, the SEC adopted Rule 419, which requires blank check companies to implement certain safekeeping, disclosure and reconfirmation procedures in their public offerings, including:

o Depositing at least 90% of the net offering proceeds in escrow for the sole benefit of investors until the requirements of Rule 419 have been satisfied and an acquisition has been completed;

o Giving investors an opportunity to reconsider their investment decision after reviewing an amended prospectus that contains detailed disclosure on the proposed acquisition;

o Providing for the return of escrowed funds to investors who do not reconfirm their subscriptions; and

o Providing for the return of all escrowed funds if (a) an acquisition is not completed within 18 months, or (b) a specified percentage of investors do not reconfirm their subscriptions.

Legal Structure of Our Rule 419 Offering

       Rule 419 requires us to deposit at least 90% of the net offering proceeds in escrow for the sole benefit of investors. However, the General Corporation Law of Delaware provides that a person who subscribes to purchase stock is liable to both the corporation and its creditors for any unpaid balance of his subscription. In order to resolve the differences between Delaware law and Rule 419 while protecting both investors and the funds in the Rule 419 escrow, our subscription agreement provides:

o      The cash proceeds of this offering will be $150,000, or $0.25 per share.

o When we deliver stock certificates to the Rule 419 escrow, the escrow agent will release $15,000 to our company as full payment for the shares.

o While our shares will be legally issued, fully paid and nonassessable upon issuance, they will remain subject to the provisions of the subscription agreement that require investors to release their pro rata share of the funds in the Rule 419 Escrow to us if they accept our reconfirmation offering.

o If our company negotiates a business combination and conducts a reconfirmation offering, each investor will have the right to decide whether he wants to:

       o Remain a stockholder and instruct the escrow agent to release an additional subscription payment equal to his pro rata share of the escrowed funds to us, or

       o Instruct the escrow agent to surrender his stock certificates for cancellation and mail him a distribution equal to his pro rata share of the money on deposit in the Rule 419 escrow.

o If our company is liquidated or fails to negotiate a business combination within the time limits specified in Rule 419, the escrow agent will surrender the stock certificates for cancellation and mail each investor a distribution equal to his pro rata share of the money on deposit in the Rule 419 escrow.

       As a result of this structure, investors will have no liability to our company or our creditors under state law. Moreover, the funds in the Rule 419 escrow will not become an asset of our company or be subject to the claims of our creditors until we successfully complete our reconfirmation offering.

Specific Rule 419 Compliance Procedures

         Our offering has been structured to comply with Rule 419 and provide additional protections that are not required by the rule. After releasing $15,000 in offering proceeds to our company, the escrow agent will retain the remaining $135,000 in offering proceeds, together with any interest earned during the offering period. Our founders will contribute $15,000 of their personal funds to the Rule 419 escrow on the closing date. Therefore, the initial balance of the Rule 419 escrow will be at least $150,000.

       The money in the Rule 419 escrow may only be invested in insured bank deposits, open-end money market funds, or short-term U.S. Government securities. If all investors elect to reconfirm their investments, then the $15,000 our founders contribute to the Rule 419 escrow will be released to us and accounted for as an additional capital contribution. If we fail to negotiate a business combination or our reconfirmation offering is not successful, then the entire balance of the Rule 419 escrow will be distributed to investors.

       We will deposit stock certificates for the 600,000 shares issuable to investors in the Rule 419 escrow upon completion of this offering. These certificates will be held in trust for the sole benefit of the cash investors until we comply with the requirements of Rule 419 and complete a business combination.

       When our officers agree to sell or transfer founders' shares to advisors, the owners of a target, participants in a business combination or others, they will promptly deposit stock certificates for the transferred shares in the Rule 419 escrow where they will be held in trust until we complete our reconfirmation offering and close a business combination. Purchasers of founders' shares will not be required to pay for their shares until the closing of a business combination and there will be no commingling of funds in the Rule 419 escrow.

       The shares on deposit in the Rule 419 escrow will be represented by individual stock certificates that are registered in the names of the beneficial owners. While certificates are held in the Rule 419 escrow, the beneficial owners will be entitled to all of the voting and other rights of stockholders of our company, including the right to share in any liquidating distributions. Shares on deposit in the Rule 419 escrow may not, however, be sold or transferred, except upon death or pursuant to a qualified domestic relations order.

Reconfirmation Offering

       Rule 419 requires us to conduct a reconfirmation offering before we complete a business combination. We intend to take the following steps to insure compliance with the requirements of Rule 419:

o Upon completion of this offering, we will prepare an amended prospectus that contains information on the results of the offering, the number of purchasers, the proceeds received and the expenses paid. We will use the amended prospectus in negotiations with the representatives of potential targets;

o When we select a target, we will negotiate a letter of intent that is contingent on (a) the delivery of a definitive prospectus to each person who will receive acquisition shares or purchase founders' shares, and (b) the successful completion of our reconfirmation offering;

o We will then file a post-effective amendment to our registration statement that contains the information required by Rule
       419(e)(1)(i)-(iii), together with other appropriate disclosures;

o Before we conduct our reconfirmation offering, we will deliver a final prospectus to each person who will receive acquisition shares or purchase founders' shares. When this offering is completed, we will execute definitive agreements that are only subject to the reconfirmation offering;

o After executing definitive agreements, we will provide a final prospectus to each investor who purchased shares in our initial public offering and each person who has agreed to purchase founder's shares; and

o      We will then conduct our reconfirmation offering.

         In connection with our reconfirmation offering, each cash investor will be given not less than 20 days nor more than 45 days from the date of our final prospectus to notify us in writing whether he wants to reconfirm his investment. Within five days after the completion of our reconfirmation offering, the escrow agent will mail a refund check to each investor who does not reconfirm his investment and return the associated stock certificates to us for cancellation. The amount of the refund check will be equal to the full subscription price paid, plus a pro rata share of any accumulated interest. Unless a specified percentage of the cash investors reconfirm their subscriptions, all funds in the Rule 419 escrow will be distributed to investors within five days after the completion of our reconfirmation offering and all of the stock certificates will be returned to us for cancellation.

       All agreements relating to the resale of founders' shares will give the purchaser not less than 20 days nor more than 45 days from the date of our final prospectus to notify the selling stockholder in writing whether he wants to reconfirm his investment. All agreements relating to the resale of founders' shares will be subject to the successful completion of our reconfirmation offering to cash investors.

       Prospective investors should be aware that the reconfirmation requirements of Rule 419 are likely to reduce the ultimate proceeds of this offering. Uncertainties regarding the amount of cash proceeds that will ultimately be available to the combined companies may make it more difficult to negotiate a suitable business combination. If our reconfirmation offering provides for a relatively low reconfirmation threshold, you may not be able to rely on the collective business judgment of a large number of other investors in making your reconfirmation decision. Conversely, if our reconfirmation offering provides for a relatively high reconfirmation threshold, the other investors may have the power to overrule your affirmative investment decision.

       After we complete our reconfirmation offering and close a business combination, we will promptly send a notice of completion to the escrow agent. This notice of completion will include a copy of our final prospectus and identify the investors who have reconfirmed their subscriptions. Upon the receipt of this notice, the escrow agent will release the balance of the escrow funds to us and mail all stock certificates the registered owners.

       Our Certificate of Incorporation requires the board of directors to promptly liquidate our company if we are unable to (a) negotiate an acquisition within 15 months after the date of this prospectus, or (b) close an acquisition within 17 months after the date of this prospectus. If the mandatory liquidation provisions of our Certificate of Incorporation become operative, each investor will be entitled to receive:

o A distribution from the Rule 419 escrow equal to the subscription price of our shares with interest, plus

o A liquidating distribution from our company equal to a pro rata share of our remaining assets.

       Our founders will not participate in distributions from the Rule 419 escrow. They will, however, receive a pro rata share of any liquidating distributions. To calculate the amount of any liquidating distribution, the board of directors will divide our remaining assets on the liquidation date by the total number of shares outstanding. Since we will commence operations with approximately $45,000 in cash and our future operating expenses are likely to be substantial, the amount of the liquidating distribution will probably be less than $.01 per share.


                                 USE OF PROCEEDS

       We will receive gross proceeds of $150,000 from the sale of 600,000 shares. Of this amount, $15,000 (10% of net proceeds) will be released for use in our business and $135,000 (90% of net proceeds) will be left on deposit in the Rule 419 escrow. We expect to incur approximately $137,000 of costs in connection with this offering. Our company will pay $13,428 of these costs and our founders will pay the balance. The following table summarizes the use of proceeds from this offering.

          Net offering proceeds                               $150,000


          Proceeds left on deposit in Rule 419 escrow         $135,000
          Proceeds used to pay additional offering expenses      8,426
          Proceeds available for use in our business             6,574
                                                              --------
          Total uses of offering proceeds                     $150,000
                                                              ========

       We will have approximately $45,000 in cash after the completion of our offering. We will use this cash to pay the costs of operating our company, investigating acquisition opportunities, negotiating a business combination and preparing a post-effective amendment to our registration statement. We will probably be unable to obtain additional financing if we spend all our available cash. While we believe the available cash will be sufficient to finance our proposed activities, our future expenses may exceed current estimates. If we spend our available cash before we negotiate a business combination, we may be forced to abandon our business plan, liquidate our company and return the funds in the Rule 419 escrow to investors.


                    ARBITRARY DETERMINATION OF OFFERING PRICE

       The offering price for our shares does not bear any relationship to established valuation standards. Nor does it bear any relationship to our assets, book value, net worth or expected revenues or earnings. In determining the offering price, our board of directors considered the following factors, among others:

o The nature of our proposed business and their opinions on capital structure issues;

o The amount per share paid by our founders when they organized our company;

o The requirements of Rule 419 and the expected cost of conducting a reconfirmation offering; and

o The general economics of public shells transactions and general condition of the equity markets.

       Many of these factors are inherently subjective and others are subject to change based on uncertain future events. Accordingly, the offering price of our shares must be considered arbitrary.


                                    DILUTION

       Dilution is a reduction in the tangible value of a purchaser's investment that is generally measured by the difference between the purchase price of a share of stock and the net tangible book value of that share after the purchase. The net tangible book value of a company is calculated by subtracting all intangible assets from its' stockholders' equity. This value, when divided by the number of shares outstanding, yields net tangible book value per share. Our net tangible book value at December 31, 2001 was $38,426, or approximately $0.02 per share.

       The requirements of Rule 419 and the terms of this offering increase the complexity of our dilution calculation. A total of $135,000 in subscription proceeds will be left on deposit in the Rule 419 escrow, together with any interest earned during the offering period. On the closing date, our founders' will contribute $15,000 of their personal funds to the Rule 419 escrow. Therefore, the amount available for distribution to investors will equal or exceed the proceeds of this offering until we complete our reconfirmation offering. When we negotiate a business combination and complete our reconfirmation offering, the bulk of the business risk will shift to the cash investors. The following table illustrates the dilution to cash investors (a) upon completion of this offering and (b) upon completion of our reconfirmation offering:

                                                             After Offering (1)        After Reconfirmation (1)(2)
                                                           Total        Per Share         Total        Per Share
Net tangible book value at December 31, 2001              $ 38,426        $0.02          $ 38,426        $0.02
Increase attributable to this offering                       6,574        $0.00             6,574        $0.00
Increase attributable to reconfirmation offering                --            --          150,000        $0.05
                                                                --            --         --------        -----
Pro forma net tangible book value                         $ 45,000        $0.02          $195,000        $0.07
Rule 419 rescission rights of investors                   $150,000        $0.25               $--           --
                                                                          -----                             --
Total net tangible book value of investment                               $0.27                          $0.07
Public offering price per share                                           $0.25                          $0.25
                                                                          -----                          -----
Benefit (Dilution) to investors                                           $0.02                         ($0.18)
                                                                          =====                         =======

(1) Based on 2,400,000 shares before the offering and 3,0000,000 shares after the offering.

(2) Does not give effect to (a) interest on the Rule 419 escrow, (b) assets acquired in a business combination, or (c) acquisition shares issued in a business combination.

       The cash price per share to be paid by investors who accept the terms of our reconfirmation offering will be significantly greater than the cash price per share paid by our founders. The following table summarizes the differences in the number of shares purchased and the cash price paid by (a) our founders, and (b) the investors who accept the terms of our reconfirmation offering

                                                 Number of                 Amount of cash               Cash
                                             shares purchased          invested in our company          price
                                            Number       Percent        Amount       Percent          per share
Founders                                  2,400,000       80.00%      $193,636 (1)     56.35%           $0.08
Cash investors                              600,000       20.00%      $150,000 (2)     43.65%           $0.25
                                           --------      -------      --------        -------           -----
Total                                     3,000,000      100.00%      $343,636        100.00%           $0.11
                                          =========      =======      ========        =======           =====

(1) The amount of cash invested by our founders equals the sum of (a) their $45,000 cash contribution to our company's capital, (b) the $115,062 in organization, operating and offering costs they have paid or agreed to pay as of December 31, 2001, (c) the $18,574 in additional offering costs they expect to pay before the completion of the offering, and (d) their $15,000 contribution to the Rule 419 escrow.

(2) Since the cash balance of the Rule 419 escrow will be sufficient to refund the entire proceeds of our initial public offering, investors will have no cash at risk until we complete our reconfirmation offering.

         We cannot predict whether a business combination will ultimately result in dilution to our cash investors. If the target has a relatively weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be no dilution. If appropriate, the prospectus for our reconfirmation offering will include a detailed dilution discussion.


                                 CAPITALIZATION

         The following table sets forth our capitalization at December 31, 2001. The table also presents as adjusted information that gives retroactive effect to the completion of our public offering of shares for cash on an all or none basis. This data is qualified in its entirety by our financial statements.

                                                                                                As adjusted for
                                                                        December 31, 2001        the proceeds of
                                                                            (Audited)             this offering
Common stock, $0.001 par value,
25,000,000 shares authorized,
    2,400,000 shares at December 31, 2001,                                   $ 2,400
    3,000,000 shares after offering                                                                  $ 3,000
Preferred, $0.001 par value,
5,000,000 shares authorized,
    no shares at December 31, 2001,                                               --
    no shares after offering                                                                              --
Additional paid-in capital                                                   157,662                 190,636 (1)
Deficit accumulated during development stage                                 (11,287)                (11,287)
                                                                            ---------               ---------
Total stockholders' equity                                                  $148,775                $182,349
                                                                            --------                --------

Total capitalization                                                        $148,275                $182,349

(1) Reflects $14,400 in additional paid-in capital from the proceeds of this offering and $18,574 in additional paid-in capital from the payment of estimated additional offering costs by our founders.

                      MANAGEMENTS' DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Financial Condition

         We were incorporated in Delaware on December 1, 2000. Our founders contributed $45,000 in cash to our company and they own 2,400,000 shares of common stock. We are offering 600,000 shares of common stock for total cash proceeds of $150,000. In connection with the closing of our cash offering, $15,000 in offering proceeds will be released to us and the $135,000 balance will remain in the Rule 419 escrow.

       Our business plan is based on the assumption that we will require $45,000 in cash to finance our proposed operations. Our company will pay a total of $15,000 in organization, operating and offering costs before we complete our cash offering. All excess organization, operating and offering costs will be paid our founders and accounted for as additional capital contributions. The following table presents summary information on the total organization, operating and offering costs incurred as of December 31, 2001, the anticipated costs to be incurred before we complete our cash offering, and allocation of such costs between our company and our founders:

                                                                   Paid by           Paid by         Total costs
                                                                 our company      our founders        incurred
Organization costs                                                   $ 500           $ 6,715          $ 7,215
Operating costs through December 31, 2001                            1,072             3,000            4,072
Offering costs through December 31, 2001                             5,002           105,347          110,349
Anticipated additional operating costs                                  --             1,750            1,750
Anticipated additional offering costs                                8,426            18,574           27,000
                                                                    ------           -------          -------
Totals                                                             $15,000          $135,386         $150,386
                                                                   =======          ========         ========

       We had $38,426 in cash at December 31, 2001. When $15,000 in offering proceeds has been released to us and we have paid $8,426 in additional offering costs, we will have a cash balance of approximately $45,000 available to finance our business operations.

Rule 419 Escrow

       We are subject to the requirements of Rule 419 and $135,000 of the cash offering proceeds will be left on deposit in the Rule 419 escrow, together with any interest earned during the offering period. Our founders will contribute $15,000 in cash to the Rule 419 escrow on the closing date. Therefore the cash balance of the Rule 419 escrow will equal or exceed the total proceeds of our cash offering until we complete our reconfirmation offering.

         Our cash offering will commence on the date of this prospectus and continue for 90 days. Our Certificate of Incorporation requires the board of directors to liquidate our company if we are unable to (a) negotiate a business combination within 15 months or (b) close a business combination within 17 months. All funds in the Rule 419 escrow must be distributed to investors if they are not released to us within 18 months. The following timeline illustrates the principal time constraints we will face in the implementation of our business plan.

  Date of           1st Post-Effective                                                           Liquidation if
Prospectus               Amendment                                                                 No Closing


--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                Closing DateLiquidation if                                                          Rule 419
                 of Offering                                                           No Agreement       Deadline

Plan of Operations

       We will have $45,000 in available cash after we complete this offering and pay our share of the expenses. We will use this cash to pay the costs of operating our company, investigating business opportunities, negotiating a business combination and preparing one or more post-effective amendments to our registration statement. We will pay our president a cash overhead allowance of $1,000 per month during the period between the closing date of our cash offering and the completion of our reconfirmation offering. We will not pay any other compensation to our officers, but we will reimburse the reasonable out-of-pocket expenses they incur on our behalf.

       We intend to request a reasonable due diligence fee before we begin a detailed investigation into the affairs of a potential target. There can be no assurance that any potential target will be willing to pay a due diligence fee, or that any due diligence fees we receive will be sufficient to offset the out-of-pocket costs incurred.

       We believe our available cash will be adequate for our anticipated needs. Nevertheless, we may run out of money if a particular investigation requires significant technical expertise, or if we spend substantial amounts investigating an opportunity and then determine that the company is not a suitable target.

         We will not satisfy SEC Rule 155 until 30 days after the completion of our reconfirmation offering. Therefore, we will be unable to augment our working capital by selling additional common stock in private placement transactions. While we have the corporate power to borrow money, credit is not likely to be available. Our officers and directors have no duty to loan money to our company. If we spend our available cash and are unable to obtain additional financing, we will be forced to abandon our business plan, liquidate our company and return the balance of the Rule 419 escrow to investors.


                                PROPOSED BUSINESS

       We are a blank check company. Our business goal is to increase stockholder value by concluding a business combination where the expected market value of the stock of the combined companies will be greater than the offering price of our shares. We have not engaged in any substantive business activities to date and we have no specific plans to engage in any particular business in the future. We will not restrict our search for a target to any particular industry. Our business plan is entirely contingent on the success of this offering.

Overview of Shell Transactions

         The two most common ways for a private company to "go public" are a traditional IPO or a business combination with a public shell. Most private companies that decide to go public do so because they need to raise capital. But financing is not the only reason that private companies decide to go public. Other reasons include:

o Creating an "alternative currency" (i.e. publicly traded shares) that can be used for acquisitions;

o Facilitating equity-based compensation, management succession and retirement planning;

o Facilitating estate planning by establishing a "market value" for a company; and

o Providing investment liquidity and preparing a foundation for future financing activities.

       In cases where the primary motive is a current need for capital, we believe an IPO is preferable to a shell transaction. In other cases, we believe it is important for the management and owners of a private company to carefully consider the pros and cons of each alternative. The following table highlights some of the differences we believe a private company should consider before deciding between an IPO and a shell transaction.

Characteristics of IPO Market                                Characteristics of Business Combination Market

An IPO usually generates substantial cash proceeds.          Business combinations do not usually generate
                                                             substantial cash proceeds.

The IPO market can be "trendy," and if a company is not in   The business combination market is frequently less
a "hot" industry it can be difficult or impossible to        concerned with current trends.
conduct an IPO.

Secondary markets develop rapidly, the markets are           Secondary markets develop slowly, liquidity is often a
generally liquid and there is usually a good balance         problem and there are frequently more sellers than
between sellers and buyers.                                  buyers.
The IPO market is very sensitive to current market           The business combination market has less sensitivity to
conditions and deals are frequently aborted or delayed at    current market conditions and deals are less likely to
a relatively late stage in the process.                      be aborted or delayed in their final stages.


The IPO market has a high degree of visibility and           The business combination market has relatively low
companies that complete an IPO find it relatively easy to    visibility and companies frequently find it difficult
develop "institutional" interest in their stock.             to develop "institutional" interest in their stock.

Because of the competition and due diligence associated      Companies that engage in shell transactions are
with the IPO process, companies that complete an IPO are     generally viewed with skepticism for an extended period
often perceived as more substantial and credible.            of time.


         The generic term "public shell" can be used to describe any existing company that ha (a) no substantial business activities, (b) a relatively large stockholder base, and (c) outstanding stock that may be lawfully resold by the holders. Within this broad definition, there are substantial variations in the structure, value and overall utility of public shells. The factors that are typically considered when evaluating a particular shell include:

Control Status             Public shells that can offer a controlling interest to the owners of a target are generally more desirable than shells that cannot implement a change in control.

Regulatory Status          Public shells that are registered with the SEC are generally more desirable than shells that will be required to register with the SEC at some future date.

1933 Act Registration      Public shells that can issue registered stock in connection with a business combination are generally more desirable than shells that can only issue restricted stock.

Trading Status             Public shells that are listed for trading or eligible for immediate listing are generally more desirable than shells that will be required to pursue a listing at a future date.

Available Resources        Public shells that have available resources, particularly cash resources, are generally more desirable than shells that have no available resources.

Prior Operations           Public shells that have no prior operations are generally more desirable than shells that have prior operations and the potential for contingent liabilities.

Stock Distribution         Public shells that have a substantial number of existing stockholders and a relatively even distribution of stock ownership are generally more desirable than shells that have a small number of stockholders, or a few stockholders who control large blocks of stock.

         In developing a structure for our company, we have endeavored to maximize our competitive advantages and minimize our competitive disadvantages. If we successfully complete this offering, we believe our company will have a strong competitive position when compared with other available public shells. We can provide you no assurances, however, that potential targets will find our structure more desirable than competitive shells.

Information Requirements for Targets

       Under Rule 419, we are required to file a post-effective amendment to our registration statement and conduct our reconfirmation offering to cash investors before we close a business combination transaction. In particular, Rule 419(e)(1) requires that the post effective amendment contain:

o      The information specified by Form S-1 and the applicable Industry Guides;

o Audited balance sheets as of the end of the two most recently completed fiscal years and unaudited interim balance sheets for the dates specified in Regulation S-X;

o Audited statements of income and cash flow for the three most recently completed fiscal years and unaudited interim statements of income and cash flow for the periods specified in Regulation S-X; and o

     Unaudited pro forma financial information on the combined companies.

      We cannot effect a business combination with a target that is unable to provide the foregoing information. Our future SEC filings must comply with the requirements of Regulations S-K and S-X, which can be more complex than their counterparts under Regulation S-B. Therefore, the owners of a potential target may decide that added cost of regulatory compliance will make our company less desirable than a competing public shell.

Nasdaq Listing Standards

       We believe the most likely business combination structure will involve a "reverse takeover" where we issue acquisition shares in exchange for the assets or the outstanding stock of the target. Upon the completion of a reverse takeover transaction, we expect that the former stockholders of the target will own a controlling interest in the combined companies. We believe our existing stockholders will be better served if they retain relatively small interest in a large company, as opposed to a relatively large interest in a small company. The reasons for this belief are numerous. First, we believe that the ongoing costs and expenses associated with reporting under the Exchange Act can be a significant burden for a small company. Second, we believe that larger companies are more likely to prosper than smaller companies. Third, we believe that larger companies are better suited to shell transactions than small companies. Finally, we believe that a substantial business combination transaction will be required to satisfy the minimum entry standards for the Nasdaq Stock Market or a national stock exchange. The following table summarizes the recently adopted quantitative listing standards for companies that want to list their securities on the Nasdaq Stock Market:

[GRAPHIC OMITTED]

         Since the size of the target will be the most important factor in determining the market where the stock of the combined companies will ultimately qualify for listing, management intends to use reasonable commercial efforts to identify and negotiate with the largest possible targets.

Selecting a Target and Structuring a Business Combination

         We anticipate that our officers and a variety of unaffiliated sources will bring potential targets to our attention. Potential lead sources include broker-dealers, investment bankers, venture capitalists, attorneys and other members of the financial community, who may present solicited or unsolicited proposals. We will not enter into exclusive relationships with professional firms that specialize in business acquisitions. We may, however, agree to work with such firms on a non-exclusive basis.

         Our registration statement includes 13,000,000 acquisition shares that we may offer to issue in connection with a business combination. It also includes 2,000,000 founders' shares that our officers may offer to resell to advisors to our company, owners of a target, participants in a business combination and others. Within these limits, our officers will have unlimited flexibility to structure a business combination and establish terms for the resale the founders' shares. In evaluating a potential target, our management will ordinarily consider the following factors, among others:

o      The target's liquidity, financial condition and results of operation;

o      The target's growth potential and future capital requirements;

o The nature, competitive position and market potential of the target's products, processes or services;

o The relative strengths and weaknesses of the target's intellectual property protection;

o      The education, experience and abilities of management and key personnel;

o      The regulatory environment within the target's industry; and

o The market performance of equity securities of similarly situated companies in the target's industry.

       The foregoing is not an exhaustive list of the factors we may consider in our evaluation of potential targets. We will also consider other factors that our officers deem relevant under the circumstances. In evaluating a potential target, we intend to conduct a due diligence review that will include, among other things, meetings with management and key staff, inspection of properties and facilities, reviews of material contracts, financial statements and projections, and any other matters that we believe are relevant under the circumstances.

       The time, effort and expense required to evaluate a target and negotiate a business combination cannot be predicted with any degree of accuracy. We do not have any full-time employees. Our executive officers act as part-time employees but are not required to devote any specific amount of time to our business. If our officers do not devote adequate time to investigation, due diligence and negotiations, we may be unable to identify a suitable target, negotiate a business combination and comply with the requirements of Rule 419 in a timely manner.

         We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target and the stockholders of both companies. We cannot assure you, however, that the Internal Revenue Service or any state tax authority will agree with our tax treatment of the business combination.

Limited Ability to Evaluate Successor Management

         We intend to evaluate the management of a potential target when considering the desirability of a business combination. However, we cannot assure you that our assessment of the skills, qualifications and abilities of management will prove to be correct. Therefore, we cannot assure you that a target's management will possess the particular skills, qualifications and abilities required to effectively manage a public company.

         We may require the target to recruit additional personnel to supplement its current management team. We cannot assure you that a potential target will have the ability to recruit additional managers, or that any new management team members that are recruited will have the requisite skills, knowledge or experience.

       While it is possible that one or more of our officers will remain involved in the affairs of the combined companies, it is unlikely that any of them will have ongoing executive or board level authority. While our officers have significant experience in a variety of industries, we cannot assure you that our officers will have significant experience or knowledge relating to the operations of a particular target.

         Our post-effective amendment and the final prospectus will include summary information on the identity, education and experience of the officers, directors and key personnel of the target.

Business Diversification is Unlikely

         Under Rule 419, we will be required to file our post-effective amendment and deliver a final prospectus to investors as soon as we negotiate a business combination where the fair value of the business to be acquired exceeds $3,120,000, calculated as 80% of the offering proceeds from the sale of the maximum number of shares included in our registration statement. Since we intend to issue acquisition shares in connection with a business combination, any substantial acquisition is almost certain to result in a change in control. Therefore, we will probably not be in a position to make multiple acquisitions.

         We will probably not be able to diversify our operations or benefit from the spreading of risks or offsetting of losses. We will probably be dependent upon the development or market acceptance of a single or limited number of products, processes or services. Our probable lack of diversification may subject us to a variety of economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact on our future business. Accordingly, there is no assurance that our future operations will be commercially viable.

Valuation of Targets

         Our board of directors intends to apply established metrics that are generally used in the financial community to determine the value of a target and negotiate the terms of a business combination. Our board of directors will ordinarily begin its evaluation of a target using the following objective factors, among others:

o      The target's actual and projected sales;

o      The target's actual and projected results of operations and cash flow;
       and

o      The book value of the target's assets.

       In most cases, our board of directors will also consider a variety of subjective factors that can have a positive or negative impact on valuation decisions, including:

o Overall conditions in the target's industry and the target's competitive position within its industry;

o The relative strengths and weaknesses of the target's business development plans;

o      The market capitalization of similarly situated public companies; and

o The relative strengths and weaknesses of the target, compared with similarly situated public companies.

       Based on their analysis, our board of directors will reach a conclusion concerning the fair market value of a target. It will then attempt to negotiate a business combination that maximizes stockholder value. The board of directors may retain independent experts to assist in the evaluation of a target but it is not required to do so.

       The valuation of a potential target is an inherently subjective process that is subject to a substantial degree of risk and uncertainty. Our officers and directors are not experts in investment banking or the evaluation of businesses. We can give you no assurance that our officers and directors will be able to accurately assess the fair market value of a particular target. We can give you no assurance that our officers and directors will be able to negotiate a business combination on terms that are advantageous to our stockholders. If a business combination is concluded, we can give you no assurance that the stock of the combined companies will ever achieve a market price that is in line with the value determined by our board of directors.

No Right to Approve Specific Terms

         We do not intend to provide information to our stockholders regarding potential targets being considered by management. Our officers will have the necessary executive and equity voting power to unilaterally approve all corporate actions until we negotiate a business combination. As a result, investors in this offering will have no effective voice in decisions made by management and will be entirely dependent on management's judgment in the selection of a target and the negotiation of the specific terms of a business combination.

         Under Delaware law, the stockholders of a corporation are not entitled to vote with respect to a stock issuance transaction that does not involve a statutory merger, even if the transaction will result in a change in control. We presently intend to structure a business combination as an exchange of stock in our company for the assets or outstanding stock of a target. Since we do not intend to conduct a statutory merger with a target, we do not intend to seek prior stockholder approval of the terms of a proposed business combination.

         Rule 419 will not give stockholders voting rights that they do not otherwise possess under Delaware law. If we successfully negotiate a business combination, the transaction will be presented to our stockholders as an integrated whole. Each investor will then be required to make an independent decision about whether he wants to remain a stockholder. Investors who do not confirm their intent to remain stockholders of our company will automatically receive a refund of their pro rata share of the escrow funds. If a sufficient number of investors reconfirm their subscriptions, we will proceed to a closing of the business combination.

         Rule 419 does not require that a minimum percentage of the investors in this offering reconfirm their subscriptions. Instead, Rule 419 leaves that issue to negotiations between our company and the target. Since the funds on deposit in the Rule 419 escrow are not expected to be sufficient to finance the ongoing operations of the combined companies, it is possible that the target will decide that the funds are a relatively unimportant part of the overall transaction. Under these circumstances, a proposed business combination could provide for a relatively low reconfirmation threshold and investors will not necessarily be able to rely on the collective business judgment of a large number of investors in making their reconfirmation decisions.

Competition

         We expect to encounter intense competition from other entities that have a similar business objective. Some potential competitors have significant cash resources that will be available for use following a business combination. Others have outstanding warrants that can be expected to generate substantial cash for future operations. In addition, many of our potential competitors possess more experienced management teams and greater technical, human and other resources than we do. The inherent limitations on our competitive position may give others an advantage in pursuing the acquisition of a target. Further, our obligation to file a post-effective amendment and conduct a reconfirmation offering will probably delay the completion of a transaction. This obligation may place us at a competitive disadvantage in negotiating a business combination.

Finders' Fees

         If our company or the target agrees to pay cash finders' fees, the payments will reduce the cash resources of the combined companies. If our company or the target agrees to pay stock-based finders' fees, the stock issuances will reduce the number of shares that would otherwise be available to the owners of a target. Therefore, we believe the target should participate in all decisions respecting the payment of finders' fees. Accordingly, we will not agree to pay any finder's fees or similar compensation without the express consent of the target.

       We will not pay finders' fees, commissions or similar compensation to our officers or their respective affiliates. We will not pay any finders' fees, commissions or similar compensation to persons who are not duly licensed broker-dealers without first obtaining an opinion of qualified legal counsel that registration is not required under circumstances. The prospectus for our reconfirmation offering will include detailed disclosure of all agreements involving the direct or indirect payment of finders' fees, commissions or similar compensation.

Facilities, Employees and Administration of Our Affairs

         We do not have any office facilities of our own and do not intend to establish separate office facilities until we complete a business combination. We do not own any equipment and do not intend to purchase or lease any equipment until we complete a business combination.

         We do not have any full-time employees. Our four executive officers act as part-time employees but they are not required to devote any specific amount of time to our business. We do not intend to hire any full-time employees until we complete a business combination.

       Sally A. Fonner, our president, will provide certain facilities and administrative services for our company. Under the terms of her employment agreement, Ms. Fonner will (a) provide all necessary office facilities and equipment, (b) manage our day-to-day operations, and (c) manage our accounting and reporting functions in return for an overhead allowance of $1,000 per month. If we require facilities or services that are beyond the capabilities of Ms. Fonner, they will be contracted for and paid by our company. We believe that the facilities and services to be provided by Ms. Fonner will be adequate for our needs until we complete a business combination.

Periodic Reporting and Audited Financial Statements

         We have filed a Form S-1 registration statement for this offering. We have also registered our common stock under the Securities Exchange Act of 1934. Therefore, the combined companies will be required to file annual and quarterly reports, proxy statements and other reports with the SEC. In addition, Rule 419(f)(1) will require the combined companies to furnish stockholders audited financial statements for the first full fiscal year of operations following consummation of a business combination.

No Established Public Market

       There has never been a public market for our shares. Investors will not receive their stock certificates or be permitted to sell our shares until we negotiate a business combination and comply with the disclosure, reconfirmation and closing requirements of Rule 419. After the closing of a business combination, we expect that the shares of the combined companies will be eligible for quotation on the OTC Bulletin Board, an automated inter-dealer quotation system for equity securities operated by the NASD. There is no assurance that an active trading market for the stock of the combined companies will ever develop. If a public market for the shares develops, it is likely to be illiquid and volatile. If large quantities of the shares are offered for sale at the same time, it will be difficult to maintain a stable market and the price is likely to fall. We believe the limitations on the number of shares that will be sold to a particular investor will help to minimize market volatility.


                                   MANAGEMENT

         The following table identifies our directors and executive officers.

              Name                          Age                   Position
       Sally A. Fonner                      52              President
       Mark R. Dolan                        50              Executive Vice President, Director
       John L. Petersen                     49              General Counsel, Director
       Rachel A. Fefer                      38              Secretary/Treasurer, Director

         The following is a brief account of the business experience of each of our directors and executive officers.

         Ms. Sally A. Fonner has served as president of our company since inception. It is anticipated that Ms. Fonner will continue to serve as an officer of our company until we complete a business combination. Ms. Fonner is not a full-time employee of our company and is not required to devote any specific amount of time to our business. Ms. Fonner graduated from Stephens University in 1969 with a Bachelor of Arts degree in Social Systems. After a stint in the private sector, she returned to further her education and earned her MBA degree from the Executive Program of the University of Illinois in 1979. During the past five years Ms. Fonner has served as an officer and director and managed the business affairs of five inactive and insolvent public companies that ultimately engaged in business combination transactions with privately held companies. The following table identifies the five public companies that have been managed by Ms. Fonner during the last five years and provides summary information on the time periods for which she served as an officer and director.

     Company Name                            Term as an officer                  Term as a director
eNote.com, Inc.                           June 1998 to April 1999             June 1998 to November 1999
Telemetrix, Inc.                          July 1997 to April 1999             July 1997 to April 1999
Dupont Direct Financial Holdings, Inc.    June 1998 to April 1999             June 1998 to March 2000
Liberty Group Holdings, Inc.              March 1997 to November 1999         March 1997 to December 1999
Yifan Communications, Inc.                March 2000 to July 2000             March 2000 to March 2001

      Since 1996, Ms. Fonner has been the sole officer, director and stockholder of Capston Network Company; a corporation that performed administrative services for the public companies identified above and subsequently suspended its operations. At the date of this prospectus, Ms. Fonner is not an officer, director or principal stockholder of any other company with a class of securities registered under section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act.

       Mr. Mark R. Dolan is a founder of our company and has served as executive vice president and a member of our board of directors since inception. It is presently anticipated that Mr. Dolan will continue to serve as an officer and director of our company until we complete a business combination. Mr. Dolan is not a full-time employee of our company and is not required to devote any specific amount of time to our business. Mr. Dolan has been actively engaged in the practice of law for 15 years. He is a member of the Florida Bar Association and practices in the areas of corporate and intellectual property law, First Amendment law and commercial litigation. Mr. Dolan has been employed by Mark R. Dolan, PA., of Tampa, Florida since June 1998. From April 1996 to June 1998, Mr. Dolan was an employee and stockholder of Lirot-Dolan, P.A., of Tampa, Florida. Since April 2001, Mr. Dolan has served as secretary and general counsel of Yseek, Inc., a publicly held Internet technology company based in Tampa, Florida. Mr. Dolan is also a member of Yseek's board. Mr. Dolan is a 1983 graduate of the Wayne State University College of Law and a 1977 honors graduate of Michigan State University.

       Mr. John L. Petersen is a founder of our company and has served as general counsel and a member of our board of directors since inception. It is presently anticipated that Mr. Petersen will continue to serve as an officer and director of our company until we complete a business combination. Mr. Petersen has been a resident of Barbereche, Switzerland since January 1998 and is not a full-time employee of our company. Mr. Petersen is not required to devote any specific amount of time to our business. Mr. Petersen has been principally engaged in the practice of law for 20 years. He is a member of the Texas Bar Association and practices in the areas of securities and corporate law where he focuses on the corporate finance needs of entrepreneurial companies. Since April 1999, Mr. Petersen has been a partner in the law firm of Petersen & Fefer, Barbereche, Switzerland. From January 1995 to April 1999, he was a self-employed solo practitioner. Mr. Petersen is a 1976 graduate of the College of Business Administration at Arizona State University and a 1979 graduate of the Notre Dame Law School. Mr. Petersen was admitted to the State Bar of Texas in May 1980 and received his license to practice as a Certified Public Accountant in March 1981.

       From March 1993 through December 1994, Mr. Petersen was an officer and director of WRT Energy Corporation, a company he initially represented as securities counsel. In February of 1995, two months after Mr. Petersen's resignation, WRT Energy completed a $100,000,000 high yield debt offering. As a result of subsequent downturns in the oil and gas market and the high interest costs associated with its debt securities, WRT Energy ultimately sought protection under Chapter 11 of the Bankruptcy Act in February 1996. As a result of substantial personal losses he sustained as a stockholder of WRT Energy, Mr. Petersen sought personal protection under Chapter 7 of the Bankruptcy Act in May 1997.

       Ms. Rachel A. Fefer is a founder of our company and has served as secretary/treasurer and a member of our board of directors since inception. It is presently anticipated that Ms. Fefer will continue to serve as a director of our company until we complete a business combination. Ms. Fefer has been a resident of Barbereche, Switzerland since April 1999 and is not a full-time employee of our company. Ms. Fefer is not required to devote any specific amount of time to our business. Ms. Fefer has been actively engaged in the practice of law for 12 years. She is a member of the Texas Bar Association and specializes in the areas of corporate law and commercial litigation. Ms. Fefer has been a partner in the law firm of Petersen & Fefer since April 1999. From September 1997 to April 1999, Ms. Fefer was an employee of Rachel A. Fefer, PC, Houston, Texas. Previously, she worked as an associate in the firm of Fouts & Moore, LLP, of Houston, Texas for 9 years. Ms. Fefer is a 1988 Graduate of the University of Texas Law School and a 1985 graduate (magna cum laude) of the School of Computer Science at the University of North Texas.

       John L. Petersen and Rachel A. Fefer are husband and wife, and practice law together as partners in the firm of Petersen & Fefer, Barbereche, Switzerland.

Board Structure

         Our certificate of incorporation provides that the board of directors may fix the number of directors by resolution. Our current board consists of three members. We do not have an audit committee or a compensation committee and do not intend to create any board committees until after the completion of our reconfirmation offering. All of our current directors were elected in connection with the organization of our company. The terms of our current directors will expire on the date of our next annual meeting of stockholders, which is scheduled for June 11, 2003. Until we effect a business combination, our current board members will have sufficient voting power to re-elect themselves as directors without the approval or consent of the other stockholders.

Compensation of Officers and Directors

         No cash compensation was awarded to, earned by or paid to any of our officers and directors during the period from inception through December 31, 2001. As described elsewhere this prospectus, Ms. Fonner received 600,000 shares of common stock in connection with certain transactions that we effected in December 2001.

       Ms. Fonner will receive an overhead allowance of $1,000 per month during the period between the date of this prospectus and the closing of a business combination.

       Each of our officers and directors will be reimbursed for the out-of-pocket expenses they incur on our behalf. There is no limit on the amount of allowable expense reimbursements and there will be no review of the reasonableness of such expenses by anyone other than our board of directors.

       Each of our officers will offer to resell a portion of their founders' shares in connection with a business combination.

       Except for (a) Ms. Fonner's cash overhead allowance, (b) the expense reimbursements, and (c) the potential profit from the resale of founder's shares, no compensation will be awarded to, earned by or paid to any officer until we complete a reconfirmation offering. Our officers and their respective affiliates may not receive any direct or indirect compensation from a target, or any officer, director, affiliate or associate of a target in connection with a business combination. A detailed accounting of all overhead allowances, expense reimbursements and other related party transactions will be included in our post-effective amendment and the related prospectus.

Incentive Stock Plan

         Our founders adopted our 2000 Incentive Stock Plan in connection with the organization of our company. Under the terms of the plan, we are authorized to grant incentive awards for an indeterminate number of shares that will be equal to the lesser of 750,000 shares, or 10% of our outstanding common stock immediately after the closing of a business combination. No incentive awards may be granted until after the closing of a business combination. No incentive awards may be granted to our officers unless that person becomes a full-time employee of the combined companies.

         The plan provides for the grant of incentive awards to full-time employees of the combined companies who are not eligible to receive awards under the terms of their employment contract or another specialty plan. Except for the requirement that all participants be full-time employees, the combined companies will have absolute discretion in deciding who will receive awards and the terms of such awards.

         The plan provides for the grant of (i) incentive stock options, (ii) non-qualified stock options, (iii) shares of restricted stock, (iv) shares of phantom stock, and (v) stock bonuses. In addition, the plan will allow the combined companies to grant cash bonuses payable when an employee is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus.

       The exercise price of incentive stock options must be equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of our common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for incentive stock options is ten years from the date of grant, or five years in the case of an individual owning more than 10% of our common stock. The aggregate fair market value determined at the date of the option grant, of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year, shall not exceed $100,000.

         Upon completion of a business combination, the combined companies will need to appoint a committee to administer the plan. In general, the committee must consist two or more directors, each of whom is a "non-employee director" as defined in Rule 16b-3(b)(3). The committee will decide which employees will receive incentive awards, the type of award to be granted and the number of shares covered by the award. The committee will also determine the exercise prices, expiration dates and other features of awards. The committee will be authorized to interpret the terms of the plan and to adopt any administrative procedures it deems necessary. All decisions of the committee will be binding on all parties. The combined companies will indemnify each member of the committee for good faith actions taken in connection with the administration of the plan.

         The board of directors may adopt administrative amendments to the plan without stockholder consent. The board may not, however, (i) increase the number of shares subject to the plan, (ii) materially increase the benefits accruing to holders of incentive awards, or (iii) materially modify the eligibility requirements.

Potential Conflicts of Interest

       While none of our officers are affiliated with or involved in any other blank check companies or public shells at the date of this prospectus, investors should be aware of the following potential conflicts of interest:

o Our officers are not full-time employees of our company and they are not required to devote any specific amount of time to our business.

o Our officers are actively involved in other business pursuits and will face conflicts of interest in allocating their time between our affairs and their other business interests.

o Our officers may become affiliated with other entities, including blank check companies and public shells, which propose to engage in business activities similar to ours.

o Our officers may have fiduciary obligations to more than one entity. In such an event they might be obligated to present a single opportunity to multiple entities.

o Each of our officers is also an owner of founders' shares that will probably be offered for sale to third parties in connection with a business combination. Therefore, it is likely that:

       o A business combination will result in a series of related transactions where our company receives property for the acquisition shares but our officers receive cash for their founders' shares; and

       o Our officers may face a significant conflict of interest if the owners of two similarly situated targets offer different prices for the founders' shares, or if the owners of a relatively weak target are willing to pay a higher price for the founders' shares than the owners of a stronger target.

       We cannot assure you that any of the potential conflicts mentioned above would be resolved in our favor.

       In general, officers and directors of a Delaware corporation are obligated to act in a manner that is in, or not opposed to, the best interests of the stockholders. In particular, under the Delaware corporate opportunity doctrine, officers and directors are required to bring business opportunities to the attention of a corporation if:

o      Such corporation could financially undertake the opportunity;

o      The opportunity is within the corporation's line of business; and

o It would be unfair to the corporation and the stockholders if the officers and directors failed to bring the opportunity to the attention of the corporation.

       To minimize potential conflicts of interest arising from multiple corporate affiliations, each of our officers has agreed to present to us, prior to presentation to any other entity, any business opportunity which, under Delaware law, may reasonably be required to be presented to us, until we agree to a business combination.

Prior Involvement in Shell Transactions

       None of our officers has ever been involved in a "blank check company" that was subject to Rule 419. Nevertheless, Sally A. Fonner, our president, has previously served as the sole officer and director of five inactive and insolvent public shells that restructured their affairs and effected business combinations with private companies. In connection with her management of each of these companies, Ms. Fonner:

o Filed the certificates necessary to restore valid corporate existence under state law;

o Restored dormant relationships with transfer agents, the Depository Trust Company, brokerage firms and depository institutions that held shares in street name for the benefit of existing stockholders;

o Filed the necessary State and Federal tax returns, and brought the companies into compliance with respect to their SEC reporting obligations;

o Solicited proxies and obtained stockholder approval of plans to restructure the business affairs, debts and capital of the companies; and

o Implemented the restructuring plans and ultimately negotiated and closed a business combination with a private company identified and selected by her.

       Summary information on these transactions is set forth below:

Name of combined      eNote.com, Inc.     Telemetrix, Inc.   Liberty Group      Dupont Direct     Yifan
companies                                                    Holdings, Inc.     Financial         Communications, Inc.
                                                                                Holdings, Inc.
Original name of      Webcor              Arnox Corporation  Bio Response,      Marci             Smart Games
the shell company     Electronics, Inc.                      Inc.               International     Interactive, Inc.
                                                                                Imports, Inc.
Inactive since        1989-Bankrupt       1989-Bankrupt      1989-Bankrupt      1989-Bankrupt     1997-Insolvent
Name of target        Navis               Tracy Corp. II     Liberty Food       Wavecount, Inc.   Yifan.com, Inc.
company               Technologies, Ltd.  and Telemetrix     Group, Ltd.
                                          Resource Group
Business of           TV-based Internet   GSM-based data     Specialty food     Brokerage and     Chinese language
combined companies    access appliance    transmission and   products           financial         Internet portal
                                          reporting          wholesaler         services
Closing date          4/7/1999            4/7/1999           11/23/1999         1/28/2000         7/31/2000
Cash Fees paid by     $250,000 (3)        $125,000           $75,000            $150,000 (4)      $350,000
target (1)(2)
Shares held by        540,000             300,000            300,000            300,000           316,206
original public       3.60%               2.33%              4.71%              4.20%             2.43%
stockholders
Total Shares          740 (5)             87 (5)             63 (5)             111 (5)           462,500 (6)(7)
purchased by Ms.
Fonner
Shares issued to      740,000 (7)(8)      450, 000 (7)(8)    450, 000 (7)(8)    450, 000 (7)(8)   33,794 (8)(9)
Ms. Fonner and        4.93%               3.50%              7.84%              6.29%             3.82%
her advisors
Shares issued to      13,720,000          12,117,000         5,575,000          6,400,000         12,174,671
target and its        91.47%              94.17%             87.45%             89.51%            93.75%
advisors
OTC Symbol            ENOT                TLXT               LGHI               DIRX              YIFN
Listing date          5/18/1999           4/8/1999           4/25/2000          2/10/2000         8/1/2000
52-week               $0.25               $2.22              Worthless          $1.75             $0.51
Trading Range         Worthless           $0.12              Worthless          $0.38             $0.10
Recent bid            De-listed           $0.15              De-listed          $0.83             $0.15
(02/08/02)            (05/23/01)                             (01/02/01)


(1) In connection with the prior transactions, the target and/or its principal stockholders paid cash M&A fees to Ms. Fonner and her affiliates. No M&A fees may be paid to any of our officers or their respective affiliates.

(2) The table does not include information on the profits received by Ms. Fonner, her affiliates and her advisors from the resale of shares held by them. Given the nature of the relationships between Ms. Fonner and her non-affiliated advisors, it would be impractical to provide such information.

(3) In connection with the eNote.com transaction, $100,000 of the cash M&A fee was paid to third-party finders.

(4) In connection with the Dupont transaction, $10,000 of the cash M&A fee was paid to third-party finders.

(5) Before beginning her activities with respect to Webcor, Arnox, Bio Response and Marci, Ms. Fonner purchased between 800 and 5,000 shares for nominal consideration in open market transactions. The numbers in the table give retroactive effect to the reverse splits implemented by these companies. Except for these initial purchases, Ms. Fonner and her affiliates did not purchase any of the outstanding shares and she believes that none of her advisors purchased any outstanding shares.

(6) In March 2000, a private investor purchased a majority interest in Smart Games by contributing $75,000 in cash to the company in exchange for 375,000 shares of common stock. The investor then appointed Ms. Fonner to serve as the company's sole director. Thereafter, Ms. Fonner contributed an additional $48,286 in cash to the company in exchange for 87,500 shares of common stock. All contributed funds were used to settle the company's debts and pay the third-party costs associated with the reorganization.

(7) The reorganization plans for Webcor, Arnox, Bio Response and Marci each provided that Ms. Fonner and her advisors would receive newly issued shares of common stock as compensation for services rendered. The numbers presented in the table include all shares issued to Ms. Fonner and her affiliates and advisors.

(8) The bulk of the shares issued to or purchased by Ms. Fonner and her affiliates and advisors were ultimately allocated to unaffiliated third-party advisors. The following summarizes the number of shares retained by Ms. Fonner and her affiliates in connection with the transactions identified above.

              eNote.com, Inc.                                 180,600 shares
              Telemetrix, Inc.                                110,500 shares
              Liberty Group Holdings, Inc.                     69,520 shares
              Dupont Direct Financial Holdings, Inc.           96,400 shares
              Yifan Communications, Inc.                       68,115 shares

(9) After the closing of the Yifan transaction, Ms. Fonner entered into a 1-year personal services contract with that company which provided for the issuance of 180,000 additional shares of common stock.

       In each of Ms. Fonner's prior transactions, the stock of the combined companies only qualified for listing on the OTC Bulletin Board. In each these transactions, the market price has been highly volatile, and the market has not been active, liquid or sustained. eNote.com and Liberty Group Holdings were ultimately de-listed from the OTC Bulletin Board for failure to file their required Exchange Act reports in a timely manner.

       Even if we are successful in completing a business combination, it is likely that our ultimate business goal of achieving an active, liquid, stable and sustained public market for our common stock will not be achieved. Investors are encouraged to independently review the available public information, including SEC reports, press releases and historical trading data, on the prior transactions effected by Ms. Fonner.

       Detailed information on Ms. Fonner's activities with respect to these companies is included in the proxy statements and other SEC reports filed both before and after the business combinations. Additional information, including press releases and the trading history of these companies is available from other public sources. Investors are encouraged to independently review the available public information on the companies that were previously managed by Ms. Fonner.

Indemnification of Officers and Directors

       We have included a provision in our Certificate of Incorporation to indemnify our officers and directors against liability for monetary damages for breach or alleged breach of their duties as officers or directors, other than in cases of fraud or other willful misconduct. Our bylaws provide that we will indemnify our officers and directors and may indemnify our other employees and agents to the maximum extent permitted by Delaware law. In addition, our bylaws provide that we will advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing, we have been advised that the SEC believes such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                             PRINCIPAL STOCKHOLDERS

       The following table contains information on the ownership of our stock at December 31, 2001. The table also presents two pro forma cases that (a) give immediate effect to the completion of our public offering of shares for cash; and (b) give immediate effect to the issuance of 13,000,000 acquisition shares and the resale of 2,000,000 founders' shares in connection with a business combination. Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to the shares owned by them. The table identifies:

o Each person known by us to be the owner of more than 5% of the outstanding shares of common stock;

o      Each of our officers and directors; and

o      All our officers and directors as a group.

      Name and Address            Before This Offering          After This Offering (1)       After Combination (2)
                                  --------------------          -----------------------       ---------------------
     of Beneficial Owner           Shares       Percent           Shares      Percent         Shares       Percent
John L. Petersen (3)(4)(5)       1,200,000       50.00%         1,200,000       40.00%        200,000         1.25%
Rachel A. Fefer (3)(4)(5)        1,200,000       50.00%         1,200,000       40.00%        200,000         1.25%
Mark R. Dolan (6)                  600,000       25.00%           600,000       20.00%        100,000         0.63%
Sally A. Fonner (7)                600,000       25.00%           600,000       20.00%        100,000         0.63%
All Officers and Directors
as a group (four persons)        2,400,000      100.00%         2,400,000       80.00%        600,000         2.50%

(1)    Gives effect to the sale of 600,000 shares to cash investors.

(2) Assumes that all 2,000,000 founders' shares will be sold to persons who act as advisors to our company or are otherwise involved in a business combination.

(3)    Chateau de Barbereche, Switzerland 1783 Barbereche.

(4) Mr. Petersen and Ms. Fefer are husband and wife and each of them may be deemed to be the beneficial owner of shares held by the other.

(5) Mr. Petersen and Ms. Fefer each have sole investment power and sole voting power over the shares registered in their name and disclaims beneficial ownership of the shares held by the other.

(6)    1268 Bayshore Blvd., Dunedin, Florida 34698.

(7)    112 East Street, Suite B, Tampa, Florida 33602.

       Each of our company's officers may be deemed to be a "promoter" of our company as that term is defined in Rule 12b-2 of the General Rules of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934.


                              CERTAIN TRANSACTIONS

       In connection with the organization of our company, Mr. Dolan, Mr. Petersen and Ms. Fefer each purchased 500,000 shares of common stock for cash at a price of $0.03 per share. Concurrently, they engaged Capston Network Company, a corporation owned by Ms. Fonner, to administer our day-to-day business affairs and provide office facilities and administrative services. A tri-lateral administration agreement between our company, our founding stockholders and Capston provided that each of our founding stockholders would pay Capston a portion of any cash proceeds received from the resale of their founders' shares.

       In December 2001, we renegotiated Ms. Fonner's employment agreement and terminated the agreement with Capston. Concurrently, Mr. Dolan, Mr. Petersen and Ms. Fefer each transferred 125,000 shares of our common stock to Ms. Fonner. Since Capston and Ms. Fonner had a fixed and determinable economic interest in the founders' shares that was expected to exceed 25% of the sale proceeds, the transferred shares were valued at $0.03 per share for accounting purposes. We recognized $3,000 in non-cash general and administrative expense and $8,250 in non-cash deferred offering costs for the year ended December 31, 2001.

       Immediately after the transfer of the founders' shares to Ms. Fonner, we adjusted our capitalization by implementing three share for five stock dividend that increased the number of outstanding shares to 2,400,000, or 600,000 shares for each of our officers.

       John L. Petersen is the author of our registration statement, which was substantially complete and reduced to a tangible medium of expression before our company was incorporated. Accordingly, the law firm of Petersen & Fefer has claimed copyright ownership with respect to our registration statement and this prospectus. In December 2001, the law firm of Petersen & Fefer filed a provisional patent application relating to certain business processes and methods disclosed in our registration statement. Our company has entered into a royalty-free intellectual property license with Petersen & Fefer that gives us the unrestricted right to use their copyright, patent and other intellectual property rights for the purpose of publishing this prospectus and certain derivative works, and implementing the business plan described herein. The license includes the unrestricted right to reproduce and distribute copies of this prospectus, any post-effective amendments, and any subsequent reports under the Exchange Act. All other intellectual property rights are reserved.

       At December 31, 2001, Mr. Petersen and Ms. Fefer had paid or agreed to pay $6,715 in organization costs and $105,347 in offering costs. We are not obligated to reimburse these organization and offering costs. All such payments have been accounted for as additional capital contributions.

       In connection with the closing of this offering, Mark Dolan will contribute $15,000 of his personal funds to the Rule 419 escrow. Mr. Dolan will not be entitled to reimbursement for such contribution, either from the Rule 419 escrow or from our company. When we have completed our reconfirmation offering and the escrow agent has mailed refund checks to all investors who do not reconfirm their investments, any remaining funds in the Rule 419 escrow will be released to our company and accounted for as additional capital contributions.

       If the founders' shares are sold in connection with a business combination, the selling stockholders intend to pool their cash proceeds, reimburse their respective out of pocket investments and then share the remaining proceeds, if any, on a proportional basis. This settle-up procedure will have no impact on our company.

       All future transactions between us and any of our officers or their respective affiliates will be on terms that we believe are no less favorable than the terms that could have been negotiated with unaffiliated third parties. All related party transactions will require prior approval from a majority of our disinterested directors.


                            DESCRIPTION OF SECURITIES

General

       We are authorized to issue 25,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. As of the date of this prospectus, 2,400,000 shares of common stock are outstanding, held of record by 4 persons. No shares of preferred stock are currently outstanding.

         After the completion of a business combination, we will have at least 9,000,000 shares of authorized and unissued common stock and 5,000,000 shares of authorized and unissued preferred stock. These authorized and unissued shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company. Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by the purchasers of the shares and could result in dilution of our net tangible book value.

Common Stock

         Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive dividends when, as and if declared by our board out of funds legally available. In the event of our liquidation, dissolution or winding up, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

       Our certificate of incorporation authorizes the issuance of 5,000,000 shares of a blank check preferred stock. Our board of directors will have the power to establish the designation, rights and preferences of any preferred stock we issue in the future. Accordingly, our board of directors has the power, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. Subject to the directors' duty to act in the best interest of our company, shares of preferred stock can be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult. Although we have no present plans to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. We do not intend to issue preferred stock to effect a business combination.

Dividend Policy

         We have never paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. Our company is not likely to pay cash dividends for an extended period of time, if ever. You should not subscribe to purchase our shares if you require current income from your investments.

Status of Shares Delivered to Escrow Agent

         Under ss.152 of the General Corporation Law of the State of Delaware, the shares sold to investors and delivered to the Rule 419 escrow will be legally issued, fully paid and nonassessable upon issuance. The shares will, however, remain subject to the contingent additional payment provisions of the subscription agreement until we complete our reconfirmation offering and close a business combination transaction. The cash in the Rule 419 escrow will not be an asset of our company until after the reconfirmation offering.

Resale Limitations for Investors

         You will not be able to sell, pledge or otherwise transfer your shares, or any interest therein, until we have completed our reconfirmation offering and the escrow agent has mailed your stock certificates to you. In addition, the subscription agreement requires each investor to retain ownership of at least 100 shares until the earlier of (a) six months after the completion of a business combination, or (b) the listing of the stock of the combined companies on the Nasdaq system. When our shares are released from the Rule 419 escrow, you will receive one stock certificate for 100 shares and a second for the balance of your shares. The certificate for 100 shares will be imprinted with a legend that describes the applicable resale limitations.

Transfer Agent

         We do not intend to retain a third-party transfer agent for our shares until we have negotiated a business combination. Information on the company that is ultimately selected to serve as our transfer agent will be included in the prospectus for our reconfirmation offering.


                              PLAN OF DISTRIBUTION

Self-Underwritten Offering

         This is a "self-underwritten" offering. That means our current officers will conduct the offering without the assistance of a professional underwriter. In particular:

o Mark R. Dolan, our executive vice president, will have the primary responsibility for offering our shares to cash investors who are U.S. citizens or residents;

o Sally A. Fonner, our president, will have the primary responsibility for negotiations with the officers and directors of potential U.S. based targets; and

o John L. Petersen and Rachel A. Fefer will share primary responsibility for offering our shares to foreign investors, and for negotiations with the officers and directors of potential foreign targets.

       Our current officers are the only individuals who will offer our shares to cash investors and participate in negotiations with the officers and directors of potential targets. If we are able to identify a suitable target and negotiate a proposed business combination, established standards of care in connection with securities offerings will generally require the target's management to assume control over the reconfirmation offering. Therefore, our current officers will probably not be able to establish solicitation policies, or be permitted to engage in solicitation activities, in connection with (a) our offering of acquisition shares to the stockholders of a target, or (b) our reconfirmation offering to cash investors. Our officers and their affiliates will not receive any selling commissions, finders' fees or other remuneration in connection with this offering.

       On the effective date of our registration statement, or as soon thereafter as practicable, we intend to print approximately 2,000 copies of this prospectus. Thereafter, our officers intend to mail copies of the prospectus to potential cash investors who are known to them. They also intend to mail copies of the prospectus to their personal networks of investment bankers, venture capitalists, broker-dealers, attorneys and other members of the financial community who they believe are likely to be involved with suitable potential targets. We may host formal or informal information meetings for investment bankers; venture capitalists, broker-dealers, attorneys and other members of the financial community who we believe are likely to be involved with suitable potential targets. We do not intend to hold public meetings for potential cash investors or use print advertising or other forms of mass solicitation.

       We anticipate that our prospectus mailing and information meetings will likely generate interest from potential cash investors and the management of potential targets. We also anticipate that persons who are not presently known to our officers may come to know about our offering from other sources including the Edgar system. To the extent that any of these activities result in an inquiry from a prospective investor, the inquiry will be referred to the appropriate officers of our company who will thereafter have principal responsibility for the offering process. With the assistance of counsel, we intend to implement offering protocols and procedures that will ensure compliance with the requirements of applicable federal and state law.

      While our officers will perform substantially all of the functions that would ordinarily be performed by brokers in a more conventional securities offering, they will not seek registration as brokers because they intend to conduct our offering in compliance with the safe harbor exemptions found in SEC Rule 3a4-1. If it is later determined that an exemption from the broker registration requirements is unavailable to exempt the activities of our officers, we will either retain a registered broker or ensure that appropriate registrations are obtained before selling activities commence.

         Our board of directors has reserved the right to enter into an underwriting contract with one or more broker-dealers on a "best efforts" or "firm commitment" basis. If we ultimately decide to enter into such an agreement, commissions and expenses within the guidelines of the National Association of Securities Dealers will be negotiated. If we enter into an underwriting or other agreement with a broker-dealer, we will halt sales and file an amendment to our registration statement. However, we have no present intention of using a broker-dealer.

Initial Public Offering

         This is an initial public offering of our securities. We are offering 600,000 shares of common stock to cash investors for $0.25 per share. We will offer our shares on an "all or none" basis for a period of 90 days from the date of this prospectus. We intend to offer our shares for sale in the State of New York. To the extent we may do so in compliance with applicable law, we may also offer our shares for sale in other states. We also intend to offer shares to persons who are not residents of the United States, but only to the extent we may lawfully do so. No person or group has made any commitment to purchase any of the shares offered by us.

       We are offering the shares in 1,000 share blocks. Investors must subscribe for a minimum of 1,000 shares ($250) and may subscribe for a maximum of 10,000 shares ($2,500). Investors may subscribe to purchase shares by completing the subscription agreement and delivering it to us prior to the expiration date.

       Subscribers must pay $0.25 per share in cash or by check, bank draft or postal express money order payable in United States dollars to "Win or Lose Acquisition Corporation-Escrow Account." We will deposit all subscription funds in a Rule 419 escrow with First Union National Bank. If all 600,000 shares are not sold to investors within 90 days from the date of this prospectus, we will terminate this offering and return all subscription funds to investors within five days, together with any interest earned on the Rule 419 escrow.

       If we receive subscriptions for all 600,000 shares, $15,000 in offering proceeds will be released to us. All remaining offering proceeds and accumulated interest will be retained in the Rule 419 escrow until we have negotiated a business combination, complied with the requirements of Rule 419, and completed the business combination. Our founders will contribute $15,000 of their personal funds to the Rule 419 escrow on the closing date. Therefore, the initial balance of the Rule 419 escrow will equal or exceed the gross proceeds of this offering. The funds on deposit in the Rule 419 escrow will be held in trust for the sole benefit of investors.

         If we receive subscriptions for all all 600,000 shares, we will not separately account for interest earned on the Rule 419 escrow during the offering period. Instead, all interest income will be added to the proceeds of the offering. Thereafter, the amount on deposit in the Rule 419 escrow on any given date will equal the sum of (a) $135,000 in subscription proceeds, (b) $15,000 contributed by our founders, and (c) the interest earned on the escrow funds. If we are required to make a distribution to investors from the Rule 419 escrow, the escrow agent will determine the balance of escrow funds as of the distribution date, and then divide that balance by 600,000 to arrive at a per share distribution value.

       Our officers and directors will not be permitted to subscribe for shares in connection with this offering. This prohibition will extend to immediate family members of our officers and directors who live in the same household.

         We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding a future trading market in our securities. We will not approach nor permit anyone acting on our behalf to approach a market maker or take any steps to seek a listing for our common stock until we have closed on a business combination and the certificates for our shares have been released from the Rule 419 escrow. We do not intend to use consultants to obtain market makers. No officer, director, promoter or affiliate of our company, or anyone acting at their direction, will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that ultimately makes a market in our shares. Our investors shall make their own decisions regarding whether to hold or sell their shares. We will not attempt to exercise any influence over investors' decisions.

Offering of Acquisition Shares

       We will offer to issue up to 13,000,000 acquisition shares in connection with a business combination. These acquisition shares have been included in and registered by our registration statement.

       We believe that a significant number of adequately-financed private companies want to go public, but have been unable to conduct an IPO because of uncertain market conditions. Promptly after the effective date of our registration statement, Mr. Dolan, Ms. Fonner and Mr. Petersen will open discussions within their personal networks of investment bankers, venture capitalists, broker-dealers, attorneys and other members of the financial community who they believe are likely to be involved with suitable potential targets. Mr. Dolan and Mr. Petersen may also open discussions with current and former clients that have previously expressed an interest in going public. In each case where potential target expresses an interest in considering a business combination with our company, we will provide copies of our prospectus to the management of the potential target and request preliminary due diligence materials from the potential target. We do not intend to hold public meetings for potential targets or use print advertising or other forms of mass solicitation..

       We intend to devote several months to the process of gathering and evaluating information on potential targets. We hope that this process will result in the submission of due diligence information on several potential targets. Over time, we expect our evaluation process to reduce the number of potential targets to a single acquisition. If we are able to successfully complete our selection and evaluation process, we will endeavor to negotiate a business combination agreement and conduct our reconfirmation offering. While we hope to engage in preliminary discussions with several potential targets, we believe that the acquisition shares will ultimately be issued to the owners of a single target. We do not intend to negotiate multiple or sequential acquisitions.

       In the unlikely event that our evaluations proceed more rapidly than presently anticipated and a material acquisition becomes probable prior to the completion of this offering, we will immediately suspend the offer and sale of our shares and file a post-effective amendment to our registration statement. This post-effective amendment will disclose the information specified by Form S-1 and the applicable Industry Guides, including financial statements of our company and the target, as well as the pro forma financial information required by

Form S-1 and the applicable SEC rules and regulations. Given the time required to engage in preliminary discussions, deliver a copy of our prospectus to a potential target, assemble a due diligence package, conduct a detailed investigation and negotiate the fundamental terms of a business combination, we believe it unlikely that an acquisition will become probable during the 180-day offering period.

       Subject to the limits described in this prospectus, our officers will have broad discretion to structure a business combination and establish terms for the resale the founders' shares. All of the terms of a business combination will be determined by arms-length negotiations between our officers and the representatives of a potential target. Any acquisition shares that are not issued in connection with a business combination will be removed from registration in connection with our reconfirmation offering.

Offer and Sale of Founders' Shares by Selling Stockholders

       We have included 2,000,000 founders' shares in our registration statement. Our company's offer to the owners of the target will not be contingent on an agreement to purchase the founders' shares and no person will be required to purchase the founders' shares as a condition precedent to a business combination.

       Our officers intend to offer the founders' shares to advisors, owners of a target, participants in a business combination and others. Our officers have broad discretion to establish terms for the resale or other transfer of the founders' shares. All agreements relating to the resale or other transfer of founders' shares will be subject to the successful completion of our reconfirmation offering. In addition, all such agreements will require the transferee to retain ownership of at least 100 shares until the earlier of (a) six months after the closing of the business combination, or (b) the listing of the stock of the combined companies on the Nasdaq system.

       All agreements relating to the transfer of founders' shares for value will give the purchaser not less than 20 days nor more than 45 days from the date of our final prospectus to notify the selling stockholder in writing whether he wants to reconfirm his purchase agreement. In addition, all such agreements will be subject to the following conditions:

o Founders' shares may not be transferred for value unless the purchaser is an advisor to our company or the sale is an integral element of the business combination;

o Founders' shares may not be transferred for value at a price that represents a premium to the per share value received by our company;

o Founders' shares may not be transferred for value unless all material terms and conditions of the sale have been described in a post-effective amendment to our registration statement and the requisite percentage of our cash investors have accepted the terms of our reconfirmation offering; and

o The transaction may not close until the associated business combination has closed.

       The foregoing restrictions will not apply to bona fide gifts or charitable contributions of founders' shares.

       When our officers agree to sell or transfer founders' shares, they will promptly deposit stock certificates for those shares in the Rule 419 escrow where they will be held in trust until we complete our reconfirmation offering and close a business combination. Purchasers of founders' shares will not be required to pay for their shares until the closing of a business combination and there will be no commingling of funds in the Rule 419 escrow.

       The following table provides certain information with respect to the ownership interests of the selling stockholders, including:

o The identity of each person who may sell or transfer all or a portion of their founders' shares;

o The number of founders' shares owned by each selling stockholder before this offering;

o      The number of founders' shares registered for resale; and

o The maximum number of shares that will be owned by each selling stockholder after a business combination if all 2,000,000 founders' shares are ultimately sold or transferred to third parties.

       If all of the acquisition shares are issued and all of the registered founders' shares are sold or transferred to third parties, none of our founders will own more than 1% of our common stock after completion of a business combination.

                                        Ownership           Founders'           Ownership
         Identity of                     before             shares to             after             Ownership
     Selling Stockholder                offering             be sold           combination         percent (1)
John L. Petersen (2)                      600,000           (500,000)             100,000              0.63%
Rachel A. Fefer (2)                       600,000           (500,000)             100,000              0.63%
Mark R. Dolan                             600,000           (500,000)             100,000              0.63%
Sally A. Fonner                           600,000           (500,000)             100,000              0.63%

(1)    Based on a total capitalization of 16,000,000 shares.

(2) Mr. Petersen and Ms. Fefer are husband and wife and each of them may be deemed to be the beneficial owner of shares held by the other.

       We will not receive any proceeds from the sale of the founders' shares. The terms of any agreements relating to the sale of the founders' shares will be determined by arms-length negotiations between our founders and the ultimate purchasers of the shares. The prospectus for our reconfirmation offering will include summary information on all sales and other transfers of founders' shares. Any founders' shares that are not sold or transferred to third parties will be removed from registration in connection with our reconfirmation offering.


                         SHARES ELIGIBLE FOR FUTURE SALE

General

       We will have up to 16,000,000 shares of common stock outstanding after closing a business combination. While we have included the bulk of these shares in our registration statement a stockholder's ability to resell our shares will depend on (a) his status as an affiliate of our company before the business combination; and (b) his status as an affiliate of the combined companies after the business combination. The following sections discuss the general rules that will be applicable to the resale of our shares by certain classes of stockholders.

Shares Eligible for Immediate Resale

       The following shares will generally not be subject to resale restrictions under Federal securities laws.

Shares sold to the public             600,000 shares sold to the public.

Certain founders' shares              Founders' shares held by advisors and
                                      other persons who are not affiliates of
                                      the combined companies.

Certain acquisition shares            Acquisition shares held by persons who are
                                      not affiliates of the combined
                                      companies.

Resale of Shares Held  by Affiliates of the Target

         Securities and Exchange Commission Rule 145 establishes a safe harbor exemption for the resale of securities acquired in connection with certain types of business combinations. While it is possible to structure a business combination in a form that is not subject to Rule 145, we intend to incorporate resale restrictions that follow the framework established by Rule 145 in the underlying contracts for any business combination. In general, we intend to impose contractual resale restrictions with respect to all acquisition shares and founders' shares that are issued to or purchased by the following classes of persons:

o      Officers, directors and principal stockholders of the target; and

o Any persons who acquire 10% or more of the stock of the combined companies.

       Acquisition shares and founders' shares held by the classes of persons identified above will be treated as restricted securities that were first acquired on the closing date of the business combination transaction. Accordingly, such shares will not be eligible for resale for a period of one year after the closing date unless the resale transaction is conducted pursuant to an effective registration statement under the Securities Act. During the second year after the closing date, acquisition shares and founders' shares held by the classes of persons identified above may be resold in transactions effected in compliance with all applicable regulations and the provisions of paragraphs (c), (e), (f) and (g) of Securities and Exchange Commission Rule 144.

       Any contractual or other arrangements that provide piggy-back or demand registration rights for any holders of acquisition shares and founders' shares will be described in our post-effective amendment and the final prospectus for our reconfirmation offering.

Resale of Shares Held by Our Founders

         Our founders own a total of 2,400,000 shares of common stock and only 2,000,000 of these shares have been included in our registration statement. All founders' shares that are not sold or otherwise transferred to bona fide third parties will be removed from registration in connection with our reconfirmation offering. Each of our founders has agreed that they will not sell or otherwise transfer any shares that are retained by them after the completion of a business combination unless the transaction is effected pursuant to an effective registration statement under the Act or an applicable exemption from registration.

       Any contractual or other arrangements that provide registration rights for any of our founders will be described in our post-effective amendment and the final prospectus for our reconfirmation offering.

Rule 144

       Rule 144 provides a safe harbor exemption for the open market resale of "restricted securities." The term "restricted securities" generally includes securities that were sold in an exempt transaction, or that are held by a person who is an affiliate of the issuer of the securities. The term "affiliate" is generally defined as any person who directly or indirectly controls, is controlled by or under common control with the issuer of the securities.

       Under Rule 144 as currently in effect, a holder of "control securities," or restricted securities that are eligible for limited resale, will be entitled to sell within any three-month period a number of shares that does not exceed the greater of (a) 1% of the number of shares of common stock then outstanding, or (b) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

       To the extent that shares of a company are only listed on the OTC Bulletin Board or in the "Pink Sheets" the 1% limit will be applied without regard to trading volume. Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.


                                     EXPERTS

       The financial statements included in this prospectus have been audited by Want & Ender, CPA, PC, independent public accountants, as indicated in their report on such financial statements, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

       We are not a party to any legal proceedings.

       John L. Petersen, our general counsel, is a partner in the law firm of Petersen & Fefer and has been primarily responsible for the preparation of our registration statement. Mr. Petersen and his wife Ms. Fefer own an aggregate of 1,200,000 shares of our common stock, 1,000,000 of which have been registered for resale.

         Arter & Hadden LLP, Dallas, Texas, has served as special securities counsel to Mr. Petersen and will represent us in connection with certain matters arising under state securities laws. Arter & Hadden LLP has not passed on any other legal matters in connection with this offering.

       Astor Weiss & Kaplan, LLP, Philadelphia, Pennsylvania, has given us its opinion that (a) all of our issued and outstanding common stock, including the founders' shares, is duly authorized, validly issued, fully paid and non assessable common stock of our company, and (b) upon issuance, the cash offering shares and acquisition shares will be duly authorized, validly issued, fully paid and non assessable common stock of our company. Astor Weiss & Kaplan, LLP has not passed on any other legal matters in connection with this offering.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

       We have filed a Form S-1 registration statement under the Securities Act of 1933 with the Securities and Exchange Commission. Our registration statement includes certain exhibits, schedules and other materials that are not included in this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, other parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about our securities, this offering and us. The registration statement and its exhibits can be inspected and copied at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov that contains our Form S-1 and other reports, proxy and information statements and information that we file electronically with the SEC.

                   THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

                       WIN OR LOSE ACQUISITION CORPORATION
                                           (A DEVELOPMENT STAGE ENTITY)
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Audited Financial Statements:                                                                               Page

Report of the Independent Auditors                                                                           F-2

Balance Sheet as of December 31, 2000 and 2001                                                               F-3

Statement of Changes in Stockholders' Equity for the periods December 1, 2000
    (date of inception) through December 31, 2000 and
    January 1, 2001 through December 31, 2001                                                                F-4

Statement of Operations for the periods
    December 1, 2000 (date of inception) through December 31, 2000; January 1,
    2001 through December 31, 2001; and
    December 1, 2000 (date of inception) through December 31, 2001                                           F-5

Statement of Cash Flow for the periods
    December 1, 2000 (date of inception) through December 31, 2000; January 1,
    2001 through December 31, 2001; and
    December 1, 2000 (date of inception) through December 31, 2001                                           F-6

Notes to Financial Statements                                                                                F-7

                   THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

                         REPORT OF INDEPENDENT AUDITORS




To the Board of Directors of
         Win or Lose Acquisition Corporation

       We have audited the accompanying balance sheet of Win or Lose Acquisition Corporation (a Delaware corporation in the development stage) as of December 31, 2000 and 2001, and the related statements of operations, changes in Stockholders' equity and cash flows for the period from inception (December 1, 2000) through December 31, 2000, the year ended December 31, 2001 and the period from inception (December 1, 2000) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

       We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Win or Lose Acquisition Corporation as of December 31, 2000 and 2001, and the results of its operations and its cash flows for the period from inception (December 1, 2000) through December 31, 2000, the year ended December 31, 2001 and the period from inception (December 1, 2000) through December 31, 2001, in conformity with generally accepted accounting principles.

Want & Ender CPA PC
By Martin Ender, CPA


New York, New York
February 1, 2002

                       WIN OR LOSE ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE ENTITY)
                                 BALANCE SHEETS


ASSETS                                                                     December 31, 2001      December 31, 2000
                                                                                (Audited)             (Audited)

Current Assets:
    Cash                                                                         $ 38,426              $44,000
                                                                                 --------              -------
       Total current assets                                                      $ 38,488              $44,000

Deferred Offering Costs
    Filing fees                                                                     2,440                1,000
    Miscellaneous offering costs                                                   13,250
    Legal fees                                                                     94,597               17,540
                                                                                  -------              -------
       Total deferred offering costs                                              110,349               18,540

       Total Assets                                                              $148,775              $62,540
                                                                                 ========              =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
       Total current liabilities                                                      $--              $ 4,000

Long-term Debt
       Total long-term debt                                                           $--                  $--
                                                                                      ---                  ---

       Total Liabilities                                                              $--               $4,000
                                                                                      ===               ======

Stockholders' Equity
Common stock, $0.001 par value, 25,000,000 shares authorized, 1,500,000 shares issued and outstanding at December 31, 2000 and
    2,400,000 shares issued and outstanding at December 31, 2001                  $ 2,400              $ 1,500
Preferred, $0.001 par value, 5,000,000 shares authorized,
    no shares issued and outstanding at December 31, 2000 and
    no shares issued and outstanding at December 31, 2001                              --                   --
Additional paid in capital                                                        157,662               65,255
Deficit accumulated during development stage                                      (11,287)              (8,215)
                                                                                 ---------             --------

       Total Stockholder's Equity                                                $148,775              $58,540
                                                                                 --------              -------

       Total Liabilities and Equity                                              $148,775              $62,540
                                                                                 ========              =======












       The accompanying notes are an integral part of this Balance Sheet.

                       WIN OR LOSE ACQUISITION CORPORATION
                                           (A DEVELOPMENT STAGE ENTITY)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                                            Deficit
                                                                                          Accumulated
                                                                           Additional     During The
                                                  Common Stock               Paid-In      Development
                                              Shares        Par Value        Capital         Stage          Total

Issuance of stock to founders for cash      1,500,000        $1,500         $ 43,500            $--         $45,000

Direct payment of certain costs by affiliates
Organization costs paid by affiliates                                        $ 6,715                        $ 6,715
Offering costs paid by affiliates                  --            --         $ 15,040            $--        $ 15,040

Net Income (Loss)
For the period from December 1, 2000
    (Inception) through December 31, 2000          --           $--              $--       $( 8,215)        $(8,215)
                                                   --           ---              ---       ---------        --------

BALANCE, December 31, 2000                  1,500,000        $1,500         $ 65,255       $( 8,215)        $58,540
                                            =========        ======         ========       =========        =======

Direct payment of certain costs by affiliates
Operating costs paid by stock transfer                                       $ 3,000
Offering costs paid by stock transfer                                        $ 8,250
Additional offering costs paid by affiliates       --            --         $ 82,057            $--        $ 89,398

Three share for five stock dividend           900,000          $900            ($900)           $--             $--

Net Income (Loss)
For the year ended December 31, 2001               --           $--              $--       $( 3,072)       $( 3,072)
                                                   --           ---              ---       ---------       ---------

BALANCE, December 31, 2001                  2,400,000        $2,400         $157,662       $(11,287)       $144,866
                                            =========        ======         ========       =========       ========






















        The accompanying notes are an integral part of this Statement of
                        Changes in Stockholders' Equity.

                       WIN OR LOSE ACQUISITION CORPORATION
                                           (A DEVELOPMENT STAGE ENTITY)
                            STATEMENTS OF OPERATIONS

                                                                           December 1, 2000       December 1, 2000
                                                     Year Ended          (Inception) through     (Inception) through
                                                  December 31, 2001      December 31, 2000        December 31, 2001
                                                      (Audited)               (Audited)              (Audited)

Revenue                                                    $--                     $--                    $--

Expenses
    Organization Costs                                     $--                 $ 7,215                $ 7,215
    Operating Expenses                                   3,072                   1,000                  4,072
                                                        ------                  ------                 ------

       Total Expenses                                  $ 3,072                 $ 8,215                $11,287

Net Income (Loss)                                      $(3,072)               $ (8,215)              $(11,287)
                                                       ========               =========              =========

Net Income (Loss) Per Common Share                         $--                     $--                    $--
                                                           ===                     ===                    ===

Number of common shares issued
    and outstanding during period                    1,500,000               1,500,000              1,500,000
                                                     =========               =========              =========

Number of common shares used in
    calculation of earnings per share                2,400,000               2,400,000              2,400,000
                                                     =========               =========              =========





























          The accompanying notes are an integral part of this Statement of Operations.

                       WIN OR LOSE ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE ENTITY)
                             STATEMENTS OF CASH FLOW

                                                                                                  December 1, 2000
                                                                               Year Ended        (Inception) through
                                                                           December 31, 2001      December 31, 2000
                                                                                (Audited)             (Audited)

Cash flows from operating activities
    Net income (loss)                                                             $ (3,072)            $(8,215)
    Less operating costs paid by affiliates                                          3,000               6,715
                                                                                    ------              ------
       Net cash operating loss                                                       $ (72)            $(1,500)

Change in operating assets and liabilities:
    Increase (decrease) in current liabilities                                      (4,000)              4,000
                                                                                   --------             ------
    Net cash provided by (used in) operating activities                            ($4,000)            $ 4,000

Cash flows from financing activities
    Proceeds from issuance of common stock                                                             $45,000
    (Increase) in deferred offering costs incurred by the company                   (1,502)             (3,500)
                                                                                    -------            --------
    Net cash provided by (used in) financing activities                             $1,502             $41,562
                                                                                    ------             -------

    Net increase (decrease) in cash                                                ($5,574)            $44,000

Cash balance, beginning of period                                                  $44,000                 $--
                                                                                   -------                 ---

Cash balance, end of period                                                        $38,426             $44,000
                                                                                   =======             =======

Supplemental disclosure of non-cash transactions
involving direct payment of certain costs by affiliates
    Proceeds from direct payment of operating costs by affiliates                  $ 3,000             $ 6,715
    Proceeds from direct payment of offering costs by affiliates                   $90,307              15,040
                                                                                   -------             -------
    Total non-cash transactions involving direct payments by affiliates            $93,307             $21,755
                                                                                   =======             =======





















   The accompanying notes are an integral part of this Statement of Cash Flows

                       WIN OR LOSE ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE ENTITY)
                          NOTES TO FINANCIAL STATEMENTS


1.       Organization and Operations

       Win or Lose Acquisition Corporation (the "Company") was incorporated in Delaware on December 1, 2000, for the purpose of raising capital through a public offering of securities (the "Proposed Offering), which will be used to effect a merger, acquisition or other business combination transaction (a "Business Combination") with an unidentified privately-held company (a "Target"). Since the Company has not yet identified Target, investors in the Proposed Offering will have virtually no substantive information available for advance consideration of any specific Target. The Company's business strategy may also be referred to as a "blind pool" because neither the management of the Company nor the investors in the Proposed Offering know what the business of the Company will be.

       The Company's business goal is to increase stockholder value by concluding a Business Combination with a suitable Target where the expected market value of the stock of the combined companies will be greater than the offering price of the Company's shares in the Proposed Offering.

       The Company is currently in the development stage. All activity of the Company to date relates to its organization and financing activities.

       The Company has not engaged in any substantive business activities to date and has no specific plans to engage in any particular business in the future. The Company's ability to commence operations is contingent upon completion of the Proposed Offering described in Note 2.

2.       Proposed Public Offering of Securities

       On December 20, 2000, the Company filed a Form S-1 registration statement for a proposed offering of securities under the Securities Act of 1933. The original registration statement included 500,000 shares of common stock that were to be offered to the public; 500,000 shares of common stock that were to be issued as compensation for services; 1,500,000 shares of common stock that were to be sold by the Company's founders; and 12,500,000 shares of common stock that were to be issued in connection with a business combination.

       In December 2001, the Company's board of directors implemented certain corporate changes and approved certain changes in the structure of the proposed offering. The principal corporate changes were:

o The renegotiation of an employment agreement between the Company and its president, Sally A. Fonner;

o The termination of a tri-lateral "Administration Agreement" between the Company, the founders of the Company and Capston Network Company, a corporation owned by Ms. Fonner;

o The transfer of 375,000 shares of common stock from the Company's original stockholders to Ms. Fonner in connection with the corporate changes; and

o      A three share for five stock dividend.

     Concurrently, the Company's board of directors approved the filing of an amended registration statement for the Proposed Offering that includes the following securities:

o 600,000 shares that will be offered to the public at a cash-offering price of $0.25 per share;

o 2,000,000 shares that the founders may offer to sell to advisors, the owners of a target and other participants in a business combination; and

o 13,000,000 shares that the Company may issue in connection with a business combination.

                       WIN OR LOSE ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE ENTITY)
                          NOTES TO FINANCIAL STATEMENTS


2.       Proposed Public Offering of Securities--continued

       The Proposed Offering is subject to and will be conducted in compliance with Securities and Exchange Commission Rule 419, which was adopted to strengthen the regulation of securities offered by "blank check" companies. Rule 419 defines a blank check company as a development stage company (a) that has no specific business plan or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company and (b) is proposing to issue a "penny stock." For purposes of Rule 419, penny stocks include all shares that have a price of less than $5 per share and are not quoted in the Nasdaq system or listed on a stock exchange.

       The cash proceeds of the Proposed Offering, which will be conducted on an "all or none" basis, will be $150,000. The Company will deposit all cash proceeds in a segregated escrow account (the "Rule 419 escrow") until the escrow agent for the Rule 419 Escrow has received and cleared subscriptions for an aggregate of 600,000 shares, or $150,000. When the Proposed Offering has been completed $15,000 (10% of the offering proceeds) will be released to the Company and $135,000 (90% of the offering proceeds) will be left on deposit in the Rule 419 escrow. Concurrently, the Company's founders will contribute $15,000 to the Rule 419 Escrow.

       The $135,000 in subscription funds, together with the $15,000 contributed to the Rule 419 escrow by the Company's founders, will be held in trust for the sole benefit of persons who subscribe to purchase shares for cash in connection with the Proposed Offering until the earlier of (a) the closing of a Business Combination or (b) the liquidation of the Company in accordance with the terms of its Certificate of Incorporation.

       The Company will deposit stock certificates for the shares sold to investors in the Rule 419 escrow upon the successful completion of the cash portion of the Proposed Offering. When the Company's founders negotiate agreements for the resale of founders' shares, they will promptly deposit stock certificates for the transferred shares in the Rule 419 escrow. The stock certificates on deposit in the Rule 419 escrow will be held in trust for the sole benefit of the beneficial owners of the shares until the shares are either released to the stockholders in compliance with the requirements of Rule 419 or returned to the company for cancellation.

       The funds on deposit in the Rule 419 escrow will not become an asset of the Company until it has completed a reconfirmation offering in compliance with the requirements of Rule 419. In connection with the Company's reconfirmation offering, each investor must affirmatively elect to accept delivery of his shares and release his pro rata share of the funds in the Rule 419 Escrow to the Company. In the absence of an affirmative election by an investor, the escrow agent will automatically mail such investor a distribution equal to his pro rata share of the money on deposit in the Rule 419 escrow and surrender the investor's stock certificates to the Company for cancellation.

       The Company's business plan is based on the assumption that it will require $45,000 in cash to finance its operations during the period between the closing of its cash offering and the completion of its reconfirmation offering. The company will pay a total of $15,000 in organization, operating and offering costs before it completes the cash offering. All excess organization, operating and offering costs will be paid the Company's founders and accounted for as additional capital contributions.

       The Proposed Offering is not expected to be a significant source of cash that can be used in the Company's business. As a result of its limited resources, the Company will, in all likelihood, have the ability to affect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business.

       The Company is unlikely to enter into an agreement with a Target that does not have sufficient net tangible assets or operating income to satisfy the minimum listing standards of the Nasdaq stock market. Therefore management expects a business combination to result in a change in control. After a change in control, the owners of the Target will have the right to appoint their own officers and directors, and the Company's current management will have no ability to influence future business decisions.

                       WIN OR LOSE ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE ENTITY)
                          NOTES TO FINANCIAL STATEMENTS


2.       Proposed Public Offering of Securities--continued

       The Company may not satisfy the criteria for the inclusion of its common stock in the Nasdaq system upon completion of a Business Combination. In such an event, the Company's common stock will be traded on the over-the-counter market. It is anticipated that the common stock will qualify for listing on the OTC Bulletin Board; a NASD sponsored and operated inter-dealer automated quotation system for equity securities that are not included in the Nasdaq Stock Market. It is also anticipated that the company's common stock will qualify for listing in the National Quotation Bureau "OTC Pink Sheets." There can be no assurance that the liquidity and prices of the Company's common stock in the secondary market will not be adversely affected.

       There is no assurance that the Company will be able to affect a Business Combination. If the Company is unable to negotiate a transaction within 15 months from the date of its prospectus or close a transaction within 17 months from the date of its prospectus, the Company's Certificate of Incorporation provides for the prompt liquidation of the Company. In that event, investors who subscribe to purchase common stock for cash in connection with the Proposed Offering will be entitled to receive two distributions. The first distribution, which will be affected by the escrow agent for the Rule 419 Escrow, will equal 100% of the subscription price of the common stock, plus accumulated interest. The second distribution, which will be affected by the Company, will equal the investor's pro rata share of the Company's remaining assets, if any.

3.       Summary of Significant Accounting Policies

       Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Fiscal Year

       The Company's fiscal year begins on January 1 and ends on December 31 of each year. For the period ended December 31, 2000, the Company's Statements of Operations and Cash Flow reflect all transactions that arose between December 1, 2000, the inception date of the Company, and December 31, 2000.

       Organization and Start-up Costs

       During the period ended December 31, 2000, the Company incurred a total of $7,215 in organization costs and $1,000 in audit fees, all of which were accounted for as start-up costs. Of this total, the Company paid $1,500 and the founders of the Company paid or agreed to pay $6,715 from their personal funds. In accordance with FASB Statement of Position 98-5, all organization and start-up costs were charged to expense on a current basis during the period ended December 31, 2000.

       Deferred Offering Costs

       Since inception, the Company has incurred $110,349 in costs associated with its Proposed Offering, including $2,502 in filing fees, $99,597 in legal fees, and $8,250 in printing and engraving costs. Of this total, the Company paid $5,002 and the founders of the Company paid or agreed to pay $105,347 from their personal funds. The Company expects to incur approximately $27,000 in additional offering costs prior to the completion of its initial public offering. The Company will pay $6,926 of these additional costs and the founders will pay any excess costs from their personal funds.

                       WIN OR LOSE ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE ENTITY)
                          NOTES TO FINANCIAL STATEMENTS


3.       Summary of Significant Accounting Policies--continued

       Stock-Based Compensation Paid by Affiliates.

       In connection with the renegotiation of Ms. Fonner's employment agreement and the termination of the Administration Agreement, the Company's founders each transferred 125,000 shares to Ms. Fonner. Since Capston and Ms. Fonner had a fixed and determinable economic interest in the founders' shares that was expected to exceed 25% of the total resale proceeds, the transferred shares were valued at $0.03 per share for accounting purposes. The Company recognized $3,000 in general and administrative expense and $8,250 in deferred offering costs for the year ended December 31, 2001 as a result of these transactions.

       Net Income (Loss) Per Common Share

       The Company computes net income (loss) per common share in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" and SEC Staff Accounting Bulletin No. 98 ("SAB No. 98"). Under the provisions of SFAS No. 128 and SAB No. 98, basic net income (loss) per common share ("Basic EPS") is computed by dividing net income (loss) by the weighted average number of common shares outstanding.

       The Company's net income (loss) per common share has been calculated on the basis of 2,400,000 shares issued and outstanding, which gives retroactive effect to a three share for five stock dividend implemented on December 28, 2001. There were no warrants outstanding at either December 31, 2000 or December 31, 2001.

       Additional Paid in Capital

       The Company has no obligation to reimburse organization, operating and offering costs paid by its founders. The following table presents summary information on the total organization, operating and offering costs incurred as of December 31, 2001, the anticipated costs to be incurred prior to the completion of the initial public offering, and allocation of such costs between the Company and its founders:

                                                                   Paid by           Paid by         Total costs
                                                                   company          founders          incurred
       Organization costs                                            $ 500           $ 6,715          $ 7,215
       Operating costs through December 31, 2001                     1,072             3,000            4,072
       Offering costs through December 31, 2001                      5,002           105,347          110,349
       Anticipated additional operating costs                                          1,750            1,750
       Anticipated additional offering costs                         6,926            18,074           25,000
                                                                    ------           -------          -------
       Totals                                                      $13,500          $134,886         $148,386
                                                                   =======          ========         ========

       Related Party Transactions

       The following table summarizes differences between the organization, operating and offering costs that the Company's founders had agreed to pay as of December 31, 2001 and the amounts actually paid prior to that date.

       Organization costs                                                                         $ 6,715
       Operating costs through December 31, 2001                                                    3,000
       Offering costs through December 31, 2001                                                   105,347
       Less: payments made through December 31, 2001                                              (89,092)
                                                                                                 ---------
       Unpaid balance at December 31, 2001                                                       $ 25,970
                                                                                                 ========

       The Company is not contingently liable for the unpaid balance of the offering costs contracted that the Company's founders had agreed to pay as of December 31, 2001.

                       WIN OR LOSE ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE ENTITY)
                          NOTES TO FINANCIAL STATEMENTS


3.       Summary of Significant Accounting Policies--continued

       Income Taxes

       Income taxes are accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes are determined based on differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, and are measured based on enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

4.       Capital Stock

       The Company's Certificate of Incorporation authorizes the issuance of 25,000,000 shares of Common Stock. The Company's Board of Director's has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of Common Stock other than as described in the Proposed Offering; however, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that additional shares of Common Stock are issued, dilution to the interests of the Company's stockholders participating in the Proposed Offering will occur.

       The Board of Directors of the Company is empowered, without stockholder approval, to issue up to 5,000,000 shares of "blank check" preferred stock (the "Preferred Stock") with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Company's Common Stock. There are no shares of preferred stock issued or outstanding.


       In December 2000, the Company's original founders purchased 1,500,000 shares of common stock for cash at a price of $0.03 per share. On December 28, 2001, the board of directors implemented a three share for five stock dividend that increased the number of issued and outstanding shares from 1,500,000 to 2,400,000 shares. In connection therewith, additional paid in capital was decreased by $900 and capital stock was increased by $900.

5.        Incentive Stock Plan

       The Company's 2000 Incentive Stock Plan was adopted and approved in connection with the organization of the Company. The common stock reserved for issuance under the plan will be the lesser of 750,000 shares, or 10% of the total number of shares outstanding after the closing of a Business Combination.

       The class of persons eligible to participate in the plan includes all full-time and part-time employees of the Company, provided that the eligible participants do not include employees who are eligible to receive awards under the terms of any employment contract or specialty plan adopted by us in the future. The plan permits the grant of a variety of incentive awards including
(i) non-qualified stock options, (ii) incentive stock options, (iii) shares of restricted stock, (iv) shares of phantom stock, and (v) stock bonuses. In addition, the plan allows us to grant cash bonuses that will be payable when an employee is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus.

       The exercise price of all Incentive Stock Options granted under the Plan must be at least equal to the fair market value of such shares on the date of grant or, in the case of Incentive Stock Options granted to the holder of 10% or more of the Company's Common Stock, at least 110% of the fair market value of such shares on the date of grant. The exercise period for which incentive awards may be granted is ten years from the date of grant (five years in the case of Incentive Stock Options granted to an individual owning more than 10% of the Company's Common Stock). The aggregate fair market value (determined at the date of the grant) of such shares with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

                           INSTRUCTIONS FOR INVESTORS

         If you want to subscribe to purchase shares of our common stock, you must:

       o Make a photocopy of the subscription agreement and complete all required information.

       o Initial each page and then sign the subscription agreement in the space indicated.

       o Mail the executed subscription agreement, together with payment in the amount of $0.25 per share to:

                       Win or Lose Acquisition Corporation
                          c/o First Union National Bank
                              Corporate Trust Group
                           5847 San Felipe, Suite 1050
                              Houston, Texas 77057

         We are conducting our offering on an "all or none" basis and cannot conduct a closing until we have collected all checks and other instruments of payment. If you want to purchase your shares with a personal check, your subscription should be mailed to the escrow agent at least 10 days before the termination date of the offering. If you want to purchase your shares with a money order, cashiers check or bank wire transfer, your subscription should be mailed to the escrow agent at least five days before the termination date of the offering.

         We will deposit your money in a segregated subscription escrow until we have received subscriptions for 600,000 shares. If all of the shares are not purchased within 90 days, we will terminate this offering and refund your money within five days, together with any interest we earn on the subscription escrow.


                       WIN OR LOSE ACQUISITION CORPORATION
                SUBSCRIPTION AGREEMENT FOR SHARES OF COMMON STOCK


Win or Lose Acquisition Corporation
1268 Bayshore Boulevard
Dunedin, Florida 33755

Gentlemen,

1. I have received a complete copy of the prospectus dated February __, 2002 for an initial public offering of the common stock of Win or Lose Acquisition Corporation (the "Company"). I have been advised that:

    (a) The Company is offering to sell 600,000 shares of common stock to the public for cash; the Company is a "blank check company," as defined in Securities and Exchange Commission Rule 419; and the offering is being conducted in accordance with the requirements of Rule 419.

    (b) The minimum subscription that will be accepted from any investor is 1,000 shares for $250: the maximum subscription that will be accepted from any investor is 10,000 shares for $2,500; the Company has reserved the right to accept or reject subscriptions in whole or in part.

    (c) All subscriptions to purchase the Company's shares will be delivered directly to First Union National Bank, as escrow agent for the Rule 419 escrow described in the Company's prospectus. If fully paid subscriptions for 600,000 shares are not received on or before July __, 2001, my subscription funds will be returned to me, together will simple interest at passbook savings rates.

    (d) I will be required to retain ownership of at least 100 shares until the earlier of (a) six months after the completion of a business combination, or (b) the listing of the stock of the combined companies on the Nasdaq system: when the Company delivers certificates for my shares to the escrow agent, my shares will be represented by two certificates: one for 100 shares, which will be imprinted with a restrictive legend that describes the resale limitations, and a second for the balance of my shares.

    (e) When the Company delivers certificates for my shares to the Rule 419 escrow, the escrow agent will promptly release the sum of $0.025 per share to the Company. My shares will be fully paid and nonassessable stock upon issuance, but will be subject to the provisions of this Subscription Agreement until they are released from the Rule 419 escrow. My stock certificates and all remaining subscription funds will be retained in the Rule 419 escrow until the Company complies with Rule 419 or until the Rule 419 escrow is terminated, whichever occurs first.

    (f) Except as set forth in this Subscription Agreement, I will not have the right to withdraw my subscription or demand the return of my share of the funds on deposit in the Rule 419 escrow. I understand that I will not be permitted to sell, pledge or otherwise transfer my shares, or any interest therein, until the Company has complied with Rule 419 and the escrow agent has mailed my stock certificates to me.

    (g) THE COMPANY'S Shares are EXTREMELY speculative AND The offering described in THE Prospectus involves a VERY high degree of risk. Persons who cannot afford to lose their entire investment should not consider an investment in THE COMPANY'S Shares.

2. If the Company fails to negotiate a proposed business combination or other acquisition within the time limits specified in its Certificate of Incorporation, the board of directors will promptly commence the liquidation of the Company and I will, upon completion of the liquidation, receive from the Company a liquidating distribution equal to my pro rata share of the Company's remaining assets.

3. If the Company is liquidated in accordance with the provisions of paragraph 2 or otherwise fails to negotiate a proposed business combination or other acquisition within the time limits specified in Rule 419, the escrow agent will, within 5 business days, surrender my stock certificates to the Company for cancellation and mail me a distribution equal to my pro rata share of the money on deposit in the Rule 419 escrow.

4. If the Company negotiates a proposed business combination or other acquisition within the time limits specified in the prospectus, I will be sent a new prospectus that provides a detailed description of the proposed acquisition and the other information required by Rule 419. The new prospectus will be sent to me within 5 business days after the effective date of the post-effective amendment to the Company's registration statement. I will then be given not less than 20 days nor more than 45 days to decide whether I want to:

    (a) Remain a stockholder of the Company and instruct the escrow agent to release the additional subscription payment specified in paragraph 7 to the Company, or

    (b) Instruct the escrow agent to surrender my stock certificates to the Company for cancellation and mail me a distribution equal to my pro rata share of the money on deposit in the Rule 419 escrow.

5. If I elect to remain a stockholder of the Company, I will execute a written reconfirmation agreement and send the executed agreement to the escrow agent within the reconfirmation period specified in the new prospectus. If the escrow agent does not receive an executed reconfirmation agreement from me within the period specified in the new prospectus, the escrow agent will, within 5 business days after the expiration of the reconfirmation period, surrender my stock certificates to the Company for cancellation and mail me a distribution equal to my pro rata share of the money on deposit in the Rule 419 escrow.

6. Even if I elect to remain a stockholder of the Company, that election will be subject to the reconfirmation threshold specified in the Company's new prospectus. Therefore, if a sufficient number of other purchasers of the Company's shares do not also execute reconfirmation agreements within the period specified in the new prospectus, the escrow agent will, within 5 business days after the expiration of the reconfirmation period, surrender my stock certificates to the Company for cancellation and mail me a distribution equal to my pro rata share of the money on deposit in the Rule 419 escrow.

7. If I elect to remain a stockholder of the Company and the reconfirmation threshold specified in the Company's new prospectus is met, the additional subscription payment for the shares purchased by me shall be equal to my pro rata share of the funds then on deposit in the Rule 419 escrow.

8. If I elect to remain a stockholder of the Company and the reconfirmation threshold specified in the Company's new prospectus is met, the additional subscription payment will by paid to the Company from the Rule 419 escrow within 5 business days after the escrow agent receives a notice from the Company that a business combination has been completed and all other conditions to the release of my funds and the termination of the Rule 419 escrow have been satisfied. The escrow agent will mail my stock certificates to me at the same time.

9. Subject to all of the foregoing, I (we) hereby subscribe to purchase ________________ shares of the Company's common stock. I (we) have executed this Subscription Agreement on the date set forth below and forwarded the executed Subscription Agreement, together with payment of the subscription price, to the subscription escrow agent.



         Executed in the City of _________________, State of ________________


         this ___ day of ___________, 2002




(Signature of Investor)


                        GENERAL REGISTRATION INFORMATION

         Please register my shares as follows



(Name of Registered Owner)                            (Name of Co-owner, if any)



(Social Security or Federal Tax I.D. Number)



(Street Address)



(City, State, Zip Code)

SPECIAL REGISTRATION INSTRUCTIONS

                  Please register our joint ownership as follows.

              As tenants in common.
              As tenants by the entireties.
              As joint tenants with right of survivorship and not as tenants in common.

                  Please register my gift under the Uniform Gifts to Minors Act as follows:

       ______________________________, custodian for ___________________________



     under the Uniform Gifts to Minors Act of the State of ____________________.

                       Win or Lose Acquisition Corporation

                        15,600,000 shares of common stock





















                              (Outside Back Cover)




























                             1268 Bayshore Boulevard
                             Dunedin, Florida 34698
                                 (727) 738-5838

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following table sets forth summary information on the expenses that we had incurred in connection with our registration statement as of December 31, 2001, and the additional expenses we expect to incur in connection with our cash offering. It is presently impossible to estimate the additional expenses that we may incur in connection with our offering of acquisition shares and our reconfirmation offering.

                                                             Cumulative        Estimated           Total
                                                            Expenses at        Additional        Estimated
                                                          December 31, 2001     Expenses         Expenses
SEC registration fee                                            $ 1,000                            $ 1,000
NASD filing fee                                                                    $ 892               892
State registration fees                                           1,502                              1,502
Accounting fees and expenses                                                       2,500               500
Fees of Delaware counsel                                         11,231            1,269            12,500
Fees of Selling Stockholders' counsel                            88,366           11,634           100,000
Rule 419 escrow agent fees                                                         2,500             2,500
Printing and engraving expenses                                   8,250            5,000            13,250
Miscellaneous expenses                                                             3,205             2,875
                                                                      -           ------            ------
Total Offering Costs                                           $110,349          $27,000          $137,349
Less: Direct payments by affiliates                            $105,347          $18,574          $123,921
                                                               --------          -------          --------

Net costs paid or payable by registrant                         $ 5,002          $ 8,426          $ 13,428
                                                                =======          =======          ========


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Certificate of Incorporation provides for indemnification of officers and directors as follows:

       ELEVENTH: To the fullest extent permitted by law, the Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       Such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article. The right to indemnification under this Article shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its board of directors, pay such expenses incurred by employees and agents of the Corporation upon such terms as the board of directors deems appropriate. Such indemnification and advancement of expenses shall be in addition to any other rights to which those seeking indemnification and advancement of expenses may be entitled under any law, Bylaw, agreement, vote of stockholders, or otherwise.

       The Corporation may, to the fullest extent permitted by applicable law, at any time without further stockholder approval, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

       Any repeal or amendment of this Article by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or amendment. In addition to the foregoing, the right to indemnification and advancement of expenses shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law and all amendments to such laws as hereafter enacted from time to time.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Initial Stock Issuance

       In connection with the organization of the registrant, three individuals each purchased 500,000 shares of common stock. All of such shares of common stock were purchased on December 20, 2000, at a price of $0.03 per share, which was paid in cash.

               Name            Number of Shares
          John L. Petersen           500,000
          Rachel A. Fefer            500,000
          Mark R. Dolan              500,000
                                   ---------
          Total                    1,500,000
                                   =========

       Exemption from registration under the Securities Act of 1933, as amended, is claimed for the sales of common stock referred to above in reliance upon the exemption afforded by Section 4(2) of the Securities Act. Each purchaser was either an accredited investor or had sufficient knowledge or experience in financial or business matters that he was capable of evaluating the merits and risks of the investment. Each certificate evidencing such shares of Common Stock bears an appropriate restrictive legend and "stop transfer" orders are maintained on Registrant's stock transfer records there against. None of these sales involved participation by an underwriter or a broker-dealer.

Creation of Capston's Derivative Right

       In connection with the organization of the registrant, the three original founders engaged Capston Network Company, a corporation owned by the registrant's president, to administer the registrant's day-to-day affairs and provide office facilities and administrative services. Under the terms of the administration agreement, each of the registrant's original founders agreed to pay Capston a cash fee equal to (a) 80% of the first $50,000 in cash proceeds, plus (b) 50% of the second $50,000 in cash proceeds, plus (c) 20% of any additional cash proceeds received by them from the sale of the founders' shares. The following table summarizes the anticipated value of Capston's derivative right at various levels of anticipated cash proceeds from the resale of founders' shares.

               Cash Proceeds            Total Value          Percentage Interest
                To Founders             To Capston                To Capston
                 $600,000                 $255,000                   42.50%
               $1,200,000                 $375,000                   31.25%
               $1,800,000                 $495,000                   27.50%
               $2,400,000                 $615,000                   25.63%
               $3,000,000                 $735,000                   24.50%

       Exemption from registration under the Securities Act of 1933, as amended, is claimed for the creation of Capston's derivative right in reliance upon the exemption afforded by Section 4(2) of the Securities Act. All parties to the agreement were affiliates of the issuer and accredited investors who had sufficient knowledge or experience in financial and business matters that they were capable of evaluating the merits and risks of the transaction. The derivative right relates to the resale of restricted securities that are represented by stock certificates that bear an appropriate restrictive legend and "stop transfer" orders are maintained on Registrant's stock transfer records. The transaction did not involve participation by an underwriter or a broker-dealer.

Settlement of Capston's Derivative Right

       In December 2001, the registrant and its original founders terminated the administration agreement with Capston. Since Capston had previously rendered a substantial partial performance under the terms of the administration agreement, the registrant's original founders each transferred 125,000 shares to Capston's sole stockholder as a condition of the termination. Specifically, the services rendered by Capston during the period between the execution and termination of the administration agreement included:

o Providing office facilities, staff and administrative services for a period of 12 months;

o Providing document conversion and Edgar filing services with respect to our original Form S-1 registration statement;

o Providing document conversion and Edgar filing services with respect to our Form 8-A registration statement;

o Providing document conversion and Edgar filing services with respect to Amendment No. 1 to our registration statement and the associated response letter to the SEC staff;

o Providing document conversion and Edgar filing services with respect to Amendment No. 2 to our registration statement and the associated response letter to the SEC staff;

o Providing document conversion and Edgar filing services with respect to Amendment No. 3 to our registration statement and the associated response letter to the SEC staff;

o Providing document conversion and Edgar filing services with respect to Amendment No. 4 to our registration statement and the associated response letter to the SEC staff;

o Providing document conversion and Edgar filing services with respect to Amendment No. 5 to our registration statement and the associated response letter to the SEC staff; and

o Providing document conversion and Edgar filing services with respect to miscellaneous correspondence with the SEC Staff.

       Since the Derivative Right gave Capston a fixed and determinable economic interest in the founders' shares that was expected to exceed 25% of the sale proceeds under all reasonably anticipated conditions, our original founders valued the shares transferred to Ms. Fonner at their original cost of $0.03 per share, or $11,250 in the aggregate. For financial accounting purposes, the registrant allocated $3,000 to general and administrative expense for the year ended December 31, 2001 and $8,250 to deferred offering costs.

       Exemption from registration under the Securities Act of 1933, as amended, is claimed for the settlement of Capston's derivative right in reliance upon
Section 4(2) of the Securities Act and the Commission's established position that the settlement of a derivative position relates back to the date of the original transaction. All parties to the settlement agreement were affiliates of the issuer and accredited investors who had sufficient knowledge or experience in financial and business matters that they were capable of evaluating the merits and risks of the settlement. The securities that were transferred in settlement of the derivative right are restricted securities that are represented by stock certificates that bear an appropriate restrictive legend. Appropriate "stop transfer" orders are maintained on Registrant's stock transfer records. The transaction did not involve participation by an underwriter or a broker-dealer.

Stock Dividend

       On December 28, 2001, the registrant's board of directors declared a three share for five stock dividend that increased the number of outstanding shares to 2,400,000, or 600,000 shares for each of the registrant's officers.

       The stock dividend was merely an adjustment of the registrant's capital structure in anticipation of the offering described in this registration statement. All recipients of shares in connection with the stock dividend were affiliates of the issuer and accredited investors who had sufficient knowledge or experience in financial and business matters that they were capable of evaluating the merits and risks of the stock dividend. The securities that were issued in connection with the stock dividend are restricted securities that are represented by stock certificates that bear an appropriate restrictive legend. Appropriate "stop transfer" orders are maintained on Registrant's stock transfer records. The stock dividend did not involve participation by an underwriter or a broker-dealer.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       (a) The following is a list of Exhibits filed herewith as part of the Registration Statement:

3.1    Certificate of Incorporation of Registrant                             +

4.1    By-laws of Registrant                                                  +

4.2    Form of certificate evidencing shares of common stock                  +

4.3    Amended and Restated Rule 419 Escrow Agreement dated
       February 1, 2002 between the Registrant and First
       Union National Bank as escrow agent

4.4 Deleted [Addendum No. 1 to Rule 419 Escrow Agreement has been superceded by Exhibit 4.3]

5.1 Amended opinion of Astor Weiss & Kaplan, LLP, respecting legality of common stock

10.1   2000 Incentive Stock Plan of Win or Lose Acquisition
       Corporation                                                            +

10.2 Deleted [The Administration Agreement has been terminated and superceded by Exhibit 10.4]

10.3   Intellectual Property License Agreement, effective
       as of December 20, 2000 between Petersen & Fefer,
       Attorneys at Law and Win or Lose Acquisition
       Corporation                                                        (A-5)

10.4   Employment Agreement of Sally A. Fonner dated
       December 28, 2001

23.1   Consent of Want & Ender, CPA, PC.

23.2   Consent of Astor Weiss & Kaplan, LLP (included in
       Exhibit 5.1)

24.1 Power of Attorney (included on the signature page of Part II of this Registration Statement)

27.1 Financial Data Schedule

+ Previously filed as Exhibits to our original registration statement on Form S-1. (A-#) Previously filed as an Exhibit to the specified amendment to our registration statement on Form S-1.

       (b)       Financial Statement Schedules.

       Financial statement schedules are omitted because the conditions requiring their filing do not exist or the information required thereby is included in the financial statements filed, including the notes thereto.

ITEM 17.  UNDERTAKINGS

         Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (5) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dunedin, State of Florida, on the 11th day of February 2002.

                                            Win or Lose Acquisition Corporation


                                                  /s/
                                                 ----------------------
                                                 Sally A. Fonner, President


                                                  /s/
                                                 ----------------------
                                                 Rachel A. Fefer, principal
                                                 financial officer


                                                  /s/
                                                 ----------------------
                                                 John L. Petersen, principal
                                                 accounting officer

                                POWER OF ATTORNEY

         Each of the officers and directors of Win or Lose Acquisition Corporation whose signature appears below hereby constitutes and appoints Sally
A. Fonner and Mark R. Dolan, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-1, and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that such attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                  Title                              Date


 /s/
----------------------
Sally A. Fonner            President                          February 11, 2002


 /s/
----------------------
Mark R. Dolan              Executive Vice President and       February 11, 2002
                           Director


 /s/
----------------------
Rachel A. Fefer            Secretary/Treasurer and Director   February 11, 2002


 /s/
----------------------
John L. Petersen           General Counsel and Director       February 11, 2002